UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SINCLAIR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED APRIL 14, 2025

April 25, 2025

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Sinclair, Inc. The annual meeting on June 5, 2025 will be held at Sinclair’s corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time.

To listen to the teleconference of the annual meeting, stockholders should either login via the internet at https://www.webcaster4.com/Webcast/Page/2063/52215, or call 888-506-0062 for toll free access or 973-528-0011 for international access and reference participant access code 843924. Those planning to listen should connect to the teleconference or webcast at least 10 minutes prior to the start of the meeting.

Please note that stockholders will not be able to vote or revoke a proxy through the teleconference or webcast, nor participate actively. Therefore, to ensure that your vote is counted at the annual meeting, we strongly encourage you to vote your shares using one of the methods indicated in the enclosed proxy materials, or through your broker, bank, or other nominee’s voting instruction form. Stockholders of record may still attend the meeting and revoke their proxy at any time before it is voted.

In accordance with the Securities and Exchange Commission (“SEC”) e-proxy rules, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 25, 2025 to people who, according to our records, owned our common stock as of the close of business on March 17, 2025. The Notice describes the matters to be considered at the annual meeting and how stockholders can access the proxy materials online. It also provides instructions on how stockholders can vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions on the Notice.

As always, your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly. The proxy materials are also available at
www.proxydocs.com/SBGI.

Sincerely,

David D. Smith
Chairman of the Board
and Executive Chairman

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance at the meeting to our stockholders of record as of March 17, 2025. Registration will begin at 9:30 a.m. and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of March 17, 2025 (record date). Cameras (including the use of cellular/smart phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

YOUR VOTE IS IMPORTANT— To vote your shares, please follow the instructions on the Notice or execute and return the enclosed proxy card
promptly, whether or not you plan to attend the
Sinclair, Inc. annual meeting.

SINCLAIR, INC.
10706 Beaver Dam Road
Hunt Valley, Maryland 21030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 5, 2025.

The proxy statement and 2024 annual report to stockholders are available at
www.proxydocs.com/SBGI.

Dear Stockholders:

The annual meeting of Sinclair, Inc. (sometimes referred to in this proxy statement as the “Company” or “Sinclair” or “we” or “us”) will be held on June 5, 2025 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030* at 10:00 a.m. local time for the following purposes:

1.The election of nine directors, each for a one-year term;
2.The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To hold a non-binding advisory vote on our executive compensation;
4.To approve an amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation to expand the definition of “Permitted Transferees” of the Company’s Class B Common Stock; and
5.The consideration of any other matters as may properly come before the annual meeting.

You will be able to vote your shares at the annual meeting if you were a stockholder of record at the close of business on March 17, 2025. Your vote at the annual meeting is very important to us.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland
April 25, 2025

* To listen to the teleconference of the annual meeting, stockholders should either login via the internet at https://www.webcaster4.com/Webcast/Page/2063/52215, or call 888-506-0062 for toll free access or 973-528-0011 for international access and reference participant access code 843924. Those planning to listen should connect to the teleconference or webcast at least 10 minutes prior to the start of the meeting. As always, we encourage you to vote your shares prior to the annual meeting.

INFORMATION ABOUT THE 2025 ANNUAL MEETING AND VOTING

The Annual Meeting
The annual meeting will be held on June 5, 2025 at our corporate office, 10706 Beaver Dam Road, Hunt Valley, Maryland 21030 at 10:00 a.m. local time.

This Proxy Solicitation
In accordance with the Securities and Exchange Commission (“SEC”) e-proxy rules, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 25, 2025 to people who, according to our records, owned our common stock as of the close of business on March 17, 2025. The Notice describes the matters to be considered at the annual meeting and how stockholders can access the proxy materials online. It also provides instructions on how stockholders can vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions on the Notice.

We are sending you this Notice because the Board of Directors (which we sometimes refer to as the “Board”) is seeking a proxy to vote your shares at the annual meeting. This proxy statement is intended to assist you in deciding how to vote your shares. Proxy materials are also available at www.proxydocs.com/SBGI.

We are paying the cost of soliciting these proxies. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our common stock for their reasonable expenses incurred in forwarding such materials.

Voting Your Shares
Stockholders of Record. You may vote your shares at the annual meeting either in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. Ballots for registered stockholders to vote in person will be available at the annual meeting. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the registered holder of those shares. As the registered stockholder, you can ensure your shares are voted at the meeting by following the instructions on the Notice to vote your shares by telephone, the Internet, or, if you requested a printed version of the proxy card, by mail.

We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If either a stockholder or we properly present any other proposal at the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

If you received a proxy card, it will be valid only if you sign, date, and return it in time for it to be received by us before the annual meeting scheduled to be held on June 5, 2025. If you complete the proxy card, except for the voting instructions, the shares will be voted as recommended by the Board.

Beneficial Owners. Most of our stockholders hold their shares through a broker, bank, trustee, or another nominee, rather than registered directly in their name (which is often referred to as “street name”). In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials, including a notice enabling you to receive proxy material through the mail, are being forwarded to you by your broker, bank, trustee, or nominee. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks, and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards. If you are a beneficial owner of shares, you cannot vote in person at the annual meeting unless you have a proper power of attorney from your broker. Votes directed through a broker must be received by us before the annual meeting.

If you hold your shares in street name with a broker and you do not tell your broker how to vote or provide the broker with a voting instruction form, your broker cannot vote on your behalf for the election of director nominees (Proposal 1), for the advisory vote on our executive compensation (Proposal 3), or for the approval of the amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation (Proposal 4).

Revoking Your Proxy
If you decide to change your vote, you may revoke your proxy at any time before it is voted at the annual meeting. You may revoke your proxy by any one of three ways:
•you may notify our Secretary in writing that you wish to revoke your proxy at the following address: Sinclair, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland, 21030, Attention: J. Duncan Smith, Vice President and Secretary. We must receive your notice before the time of the annual meeting;
•you may submit a proxy dated later than your original proxy; or
•you may attend the annual meeting and vote, but merely attending the annual meeting will not by itself revoke a proxy; you must: (i) obtain a ballot and vote your shares to revoke the proxy; and (ii) in the case of shares held in street name, you must obtain a proper power of attorney from your broker to vote your shares.

Eliminating Duplicative Proxy Materials

The SEC’s rules permit us to deliver a single Notice or single set of proxy materials to one address shared by two or more of our stockholders. We have delivered only one Notice, proxy statement, or annual report, as applicable, to multiple stockholders who share an address, unless we received contrary instructions from any of the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice, proxy statement, or annual report, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. In the future, if you prefer to receive separate copies of the Notice, proxy statement, or annual report, as applicable, contact your transfer agent (for registered shareholders) or your broker (for beneficial holders) to submit this request.

Vote Required for Approval
Shares Entitled to Vote. On March 17, 2025 (the record date), the following shares were issued and outstanding and had the votes indicated:
•45,769,784 shares of Class A Common Stock, each of which is entitled to one vote on each of the proposals; and
•23,775,056 shares of Class B Common Stock, each of which is entitled to ten votes on each of the proposals.

Quorum. The presence in person or by proxy of stockholders, who possess a majority of all votes entitled to be cast at the annual meeting, represents a “quorum,” which must be present at the annual meeting in order to transact business. A quorum will be present if 141,760,175 votes are represented at the annual meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions and broker non-votes (where a broker or nominee is not permitted to vote on a matter and has not received voting instructions from the beneficial owner) will be counted as shares that are represented at the annual meeting.

Votes Required. The votes required on each of the proposals are as follows:

Proposal 1: Election of Nine Directors	The nine nominees for director who receive the most votes will be elected. This is called a “plurality.” If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Broker non-votes are not counted as votes cast for nominees for director and will not affect the outcome of the proposal.
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the Audit Committee’s selection of the independent registered public accounting firm. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal. Broker non-votes are not counted in evaluating the results of the vote.
Proposal 3: A Non-Binding Advisory Vote on Our Executive Compensation	The approval of our executive compensation is by a non-binding, advisory vote which we will take into consideration when determining executive compensation. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal. Broker non-votes are not counted in evaluating the results of the vote.
Proposal 4: Approval of Amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation	The affirmative vote of two thirds of all votes entitled to be cast at the annual meeting is required to approve the Amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation to expand the definition of “Permitted Transferees” of the Company’s Class B Common Stock. If you abstain from voting, your abstention will count as a vote cast against the proposal.
Additional Information
We are making available our annual report for the year ended December 31, 2024, including consolidated financial statements, to all stockholders entitled to vote at the annual meeting together with this proxy statement. The annual report includes details on how to get additional information about us. The annual report does not constitute a part of the proxy solicitation material. Proxy materials are also available to registered stockholders and to beneficial owners at www.proxydocs.com/SBGI.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for election to the Board of Directors are:

David D. Smith
Frederick G. Smith
J. Duncan Smith
Robert E. Smith
Laurie R. Beyer
Benjamin S. Carson, Sr.
Howard E. Friedman
Daniel C. Keith
Benson E. Legg

Our current Board consists of the nine nominees above. Each director will be elected to serve for a one-year term, unless he or she resigns or is removed before his or her term expires, or until his or her replacement is elected and qualified. Each of the nominees listed above is currently a member of the Board and each of them has consented to serve as a director if elected. More detailed information about each of the nominees is available in the section of this proxy statement titled Directors, Executive Officers, and Key Employees.

If any of the nominees cannot serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

The Articles of Amendment and Restatement of the Articles of Incorporation and the Company’s bylaws provide that our business shall be managed by a Board of not less than three and not more than thirteen directors with the number of directors to be fixed by the Board from time to time. The Board has presently established the size of the Board at nine members. Proxies for the annual meeting may not be voted for more than nine nominees.

Messrs. David D. Smith, J. Duncan Smith, and Robert E. Smith and Dr. Frederick G. Smith (collectively, the “Controlling Stockholders”) are brothers and have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board until December 31, 2025. The Controlling Stockholders own collectively 81.0% of the total voting power as of March 17, 2025.

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has sole responsibility for the selection of our independent registered public accounting firm and has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board recommends ratification of this appointment by the stockholders. Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint PwC as our independent registered public accounting firm, the Board and the Audit Committee believe such ratification to be advisable and in the best interest of the Company. Accordingly, stockholders are being requested to ratify, confirm, and approve the appointment of PwC as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2025. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the stockholders. PwC audited the Company’s financial statements for the fiscal year ended December 31, 2024.

A representative of PwC is expected to attend the annual meeting. The PwC representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

PROPOSAL 3: A NON-BINDING ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are submitting an advisory “say-on-pay” resolution for stockholder consideration.

As described in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation is designed to support our long-term success by attracting and retaining talented senior executives, by aligning the long-term interests of our executive officers with those of our stockholders, and by tying executive pay to company and/or individual performance. We urge stockholders to read the Compensation Discussion and Analysis section, as well as the Summary Compensation Table and related tables and narrative that follow it. This information provides detailed information regarding our executive compensation policy and procedures, as well as the compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

This say-on-pay vote is advisory only, and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and Compensation Committee value the opinions of our stockholders and will consider any stockholder concerns and whether any actions are necessary to address those concerns. We currently conduct an advisory vote on executive compensation every year, and following the 2025 annual meeting of stockholders, we expect to conduct the next advisory vote at the 2026 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the approval of our executive compensation.

PROPOSAL 4: APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

Description of the Proposed Amendment

At the request of the Controlling Stockholders, the Board hereby requests that the Company’s stockholders approve an amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation, which will expand the definition of “Permitted Transferees” of the Company’s Class B Common Stock to provide the Controlling Stockholders with additional estate planning flexibility. Subject to the approval of the stockholders at the annual meeting, the proposed amendment adds a clause (viii) to the definition of “Permitted Transferee” in Article Fifth, paragraph (b) of the Company’s charter.

Proposed clause (viii) would provide as follows:

(viii) any United States Internal Revenue Code Section 501(c)(3) organization or Section 501(c)(4) organization on which one or more Permitted Transferees: (A) serves as a board member, trustee or member of any governing authority; (B) over which such Permitted Transferee(s) have contributed in any one of the immediately preceding five (5) fiscal years of such organization over fifty percent (50%) of such organization’s annual revenue, or (C) have the ability to either appoint the majority of the organization’s board or any governing authority or control the material decisions of such organization.

Other than the addition of clause (viii) as set forth above and other immaterial conforming changes, the remainder of the Company’s Articles of Amendment and Restatement of the Articles of Incorporation will be unchanged.

The foregoing description of the proposed amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation is qualified in its entirety by the complete text of the proposed amendment set forth in Appendix A to this proxy statement.

Reasons for the Proposed Amendment

The Company’s Articles of Amendment and Restatement of the Articles of Incorporation currently permit the Controlling Stockholders to transfer shares of the Company’s Class B Common Stock, which shares are entitled to ten (10) votes per share, to certain persons or entities, such as family members and trusts, for estate planning purposes without triggering the conversion of the Class B Common Stock into Class A Common Stock, which are entitled to one (1) vote per share. For similar estate planning purposes, the Controlling Stockholders may desire to make contributions of the Company’s Class B Common Stock to certain tax-exempt organizations, such as private foundations, public charities and social welfare organizations, with which they are affiliated or over which they have some level of control, also without automatically triggering the conversion of such shares of Class B Common Stock into shares of Class A Common Stock. Thus, at the request of the Controlling Stockholders, the Board hereby requests that the Company’s stockholders approve an amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation, which will expand the definition of “Permitted Transferees” of the Company’s Class B Common Stock to provide the Controlling Stockholders with this additional estate planning flexibility.

The affirmative vote of two thirds of all votes entitled to be cast at the annual meeting is required to approve the proposed amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation. It should be noted that the Controlling Stockholders, all of whom are Company directors and two of whom are Company officers, have a personal interest in the adoption of the proposed amendment and have informed the Company that they intend to vote in favor of the proposed amendment.

If the amendment is approved by the stockholders, the amendment will become effective upon filing of an Articles of Amendment with the Maryland State Department of Assessments and Taxation, which the Company anticipates filing promptly following the annual meeting.

The Board of Directors recommends a vote FOR the approval of the Amendment to the Company’s Articles of Amendment and Restatement of the Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 69,544,840 shares of our common stock issued and outstanding on March 17, 2025, consisting of 45,769,784 shares of Class A Common Stock and 23,775,056 shares of Class B Common Stock. In addition, shares issuable pursuant to currently exercisable options or options that become exercisable within 60 days of March 17, 2025 and shares issuable pursuant to currently exercisable stock appreciation rights (“SARs”) or SARs that become exercisable within 60 days of March 17, 2025 based on the closing value of a share of Class A Common Stock on March 17, 2025 of $15.55 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals. The following table shows how many shares were owned by the following categories of persons as of that date:
•persons known to us who beneficially own more than five percent (5%) of the shares;
•each director and each executive officer described on the “Summary Compensation Table”; and
•directors and all executive officers as a group.

	Shares of Class B Common Stock Beneficially Owned (a)		Shares of Class A Common Stock Beneficially Owned			Percent of Total Voting Power (b)
Name	Number	Percent	Number		Percent
David D. Smith †	6,911,072	29.1%	9,828,392	(c)	18.6%	25.4%
J. Duncan Smith †	6,538,740	27.5%	6,581,063	(d)	12.6%	23.1%
Robert E. Smith †	6,180,104	26.0%	6,264,697	(e)	12.1%	21.8%
Frederick G. Smith †	3,000,000	12.6%	3,504,712	(f)	7.2%	10.8%
Christopher S. Ripley	—	—	1,428,644	(g)	3.1%	*
Steven A. Thomas	—	—	2,362,170	(h)	5.2%	*
Robert D. Weisbord	—	—	262,645	(i)	*	*
Jason R. Smith	—	—	230,245	(j)	*	*
Lucy A. Rutishauser	—	—	220,216	(k)	*	*
Howard E. Friedman	—	—	74,314	(l)	*	*
Benson E. Legg	—	—	59,629		*	*
Laurie R. Beyer	—	—	49,029		*	*
Daniel C. Keith	—	—	48,943		*	*
Benjamin S. Carson, Sr.	—	—	42,481		*	*
GAMCO Investors, Inc.	—	—	4,910,046	(m)	10.7%	1.7%
One Corporate Center
Rye, NY 10580
The Vanguard Group, Inc.	—	—	3,423,977	(n)	7.5%	1.2%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.	—	—	2,753,382	(o)	6.0%	1.0%
50 Hudson Yards
New York, NY 10001
All directors and executive officers as a group
(17 persons)	22,629,916	95.2%	28,911,366		41.9%	81.9%
* Less than 1%
† The address for such beneficial owner is 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.

(a)By virtue of a stockholders’ agreement by and among David D. Smith, Dr. Frederick G. Smith, J. Duncan Smith, and Robert E. Smith, each of the Smith brothers is required to vote all of his Class A and Class B Common Stock in favor of the other Smith brothers to cause their election as directors. Consequently, each of the Smith brothers may be deemed to beneficially own the shares of common stock individually owned by the other Smith brothers. Nevertheless, each of the Smith brothers disclaims beneficial ownership of the shares owned by the other Smith brothers.

(b)Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to “going private” and certain other transactions. The Class A Common Stock and the Class B Common Stock vote together as a single class except as otherwise may be required by Maryland (or other applicable) law on all matters presented for a vote. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock. This column sets forth the voting power each reporting person has on the matters on which shares of Class B Common Stock have ten votes per share, and the voting power the reporting persons as a group have on such matters.
(c)Includes 6,911,072 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock, including 4,000,000 shares of Class B Common Stock held in several irrevocable trusts established by David D. Smith for the benefit of family members; 338,400 shares of Class A Common Stock held in irrevocable trusts established by David D. Smith; 803,178 shares of Class A Common Stock held in trust for the David D. Smith Family Foundation; 162,553 shares of Class A Common Stock in a limited liability company controlled by David D. Smith; 901,360 shares of Class A Common Stock; 18,882 shares of Class A Common Stock held in the Sinclair, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”); 598,698 shares of restricted Class A Common Stock; and 94,249 shares of Class A Common Stock issuable upon exercise of SARs.
(d)Includes 6,538,740 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock, including 1,232,054 shares of Class B Common Stock held in irrevocable trusts established by J. Duncan Smith for the benefit of family members; 22,580 shares of Class A Common Stock held in custodial accounts established by J. Duncan Smith for the benefit of family members, of which he is the custodian; 185 shares of Class A Common Stock; and 19,558 shares of Class A Common Stock held in the 401(k) Plan.
(e)Includes 6,180,104 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock, including 121,750 shares of Class B Common Stock held in a trust established by Robert E. Smith for the benefit of family members; 79,629 shares of Class A Common Stock; 4,000 shares of Class A Common Stock in a jointly held account with immediate family members; and 964 shares of Class A Common Stock held in the 401(k) Plan.
(f)Includes 3,000,000 shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock; 300,000 shares of Class A Common Stock held in irrevocable trusts established by Frederick Smith for the benefit of family members; 189,000 shares of Class A Common Stock; and 15,712 shares of Class A Common Stock held in the 401(k) Plan.
(g)Includes 250,000 shares of Class A Common Stock underlying outstanding stock options, with exercise prices ranging from $32.54 to $33.85; 614,341 shares of restricted Class A Common Stock; 365,747 shares of Class A Common Stock held in a revocable trust; 5,527 shares of Class A Common Stock held in the 401(k) Plan; and 193,029 shares of Class A Common Stock issuable upon exercise of SARs.
(h)Includes 23,770 shares of Class A Common Stock held by Mr. Thomas and his spouse as tenants by the entirety; 1,000,000 shares of Class B Common Stock held of record by the David D. Smith/BECS 2024, Series I Irrevocable Trust for which Mr. Thomas serves as the sole trustee, each of which is convertible into one share of Class A Common Stock; 1,000,000 shares of Class B Common Stock held of record by David D. Smith/MJSS 2024, Series I Irrevocable Trust for which Mr. Thomas serves as the sole trustee, each of which is convertible into one share of Class A Common Stock; 84,600 shares of Class A Common Stock held of record by the BECS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee; 84,600 shares of Class A Common Stock held of record by JBCS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee; 84,600 shares of Class A Common Stock held of record by MJSS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee; and 84,600 shares of Class A Common Stock held of record by DBS 2012 Irrevocable Trust U/A December 27, 2012 for which Mr. Thomas serves as a co-trustee.
(i)Includes 3,672 Class A Common Stock, 6,535 shares of Class A Common Stock held in the 401(k) Plan; 226,812 shares of restricted Class A Common Stock; 14,803 shares held in the ESPP; and 10,823 shares of Class A Common Stock issuable upon exercise of SARs.
(j)Includes 3,314 shares of Class A Common Stock held in the 401(k) Plan; 190,918 shares of restricted Class A Common Stock; and 36,013 shares of Class A Common Stock issuable upon exercise of SARs.

(k)Includes 11,712 shares of Class A Common Stock held in the 401(k) Plan; 170,068 shares of restricted Class A Common Stock; 7,033 shares held in the Company’s Employee Stock Purchase Plan (“ESPP”); and 31,403 shares of Class A Common Stock issuable upon exercise of SARs.
(l)Includes 59,601 shares pledged as collateral under personal loans or for margin accounts.
(m)As set forth in the Schedule 13D/A filed by GAMCO Investors, Inc. (GBL) with the SEC on January 18, 2024, Mario J. Gabelli and various entities which he directly or indirectly controls, including Gabelli Funds, LLC (Gabelli Funds), GAMCO Asset Management, Inc. (GAMCO), MJG Associates, Inc., Gabelli & Company Investment Advisors, Inc., Teton Advisors, Inc., Gabelli Foundation, Inc. (Foundation), GGCP, Inc. (GGCP), GBL, Associated Capital Group, Inc. (AC), and Mario J. Gabelli are deemed to be the beneficial owner of 1,178,100 shares, 3,386,396 shares, 83,000 shares, 13,050 shares, 32,000 shares, 105,000 shares, 32,500 shares, no shares, 29,000 shares, and 51,000 shares, respectively, of Class A Common Stock. Mario Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons. AC, GBL, and GGCP are deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation. Each of the foregoing persons discloses that it has sole voting and dispositive power with respect to the shares it beneficially owns, except that (i) GAMCO does not have authority to vote 124,000 of the reported shares (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Company held by the funds for which Gabelli Funds provides advisory services (the Funds) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, AC, GBL, and GGCP is indirect with respect to securities beneficially owned directly by other reporting persons.
(n)As set forth in the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13, 2024, Vanguard Group is deemed to be the beneficial owner of 3,423,977 shares of Class A Common Stock, has shared voting power with respect to 28,924 of those shares, has shared dispositive power with respect to 62,966 of those shares, and has sole dispositive power with respect to 3,361,011 of those shares. The Vanguard Group, Inc. is an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(o)As set forth in the Schedule 13G filed by BlackRock, Inc. with the SEC on January 26, 2024, BlackRock is deemed to be the beneficial owner of 2,753,382 shares of Class A Common Stock, has sole dispositive power with respect to all of those shares, and has sole voting power with respect to 2,684,328 of those shares. BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act.

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

Set forth below is certain information relating to our directors, executive officers, and certain key employees.

Name	Age	Title
Directors
David D. Smith	74	Executive Chairman, Chairman of the Board, and Director
Frederick G. Smith	75	Vice President and Director
J. Duncan Smith	71	Vice President, Secretary, and Director
Robert E. Smith	61	Director
Laurie R. Beyer	61	Director
Benjamin S. Carson, Sr.	73	Director
Howard E. Friedman	59	Director
Daniel C. Keith	70	Director
Benson E. Legg	77	Director

Executive Officers and Key Employees
Christopher S. Ripley	48	President / Chief Executive Officer
Lucy A. Rutishauser	60	Executive Vice President / Chief Financial Officer
Robert D. Weisbord	62	Chief Operating Officer and President / Local Media
Jason R. Smith	39	Executive Vice Chairman
Brian S. Bark	56	Executive Vice President / Chief Information Officer
David R. Bochenek	62	Senior Vice President / Chief Accounting Officer
Justin L. Bray	45	Senior Vice President / Treasurer
David B. Gibber	43	Executive Vice President / Chief Legal Officer
Jeffrey E. Lewis	68	Vice President / Chief Compliance Officer
Delbert R. Parks, III	72	President of Technology
Scott H. Shapiro	49	Executive Vice President, Corporate Development and Strategy
Donald H. Thompson	58	Executive Vice President / Chief Human Resources Officer

Members of the Board are elected for one-year terms and serve until their successors are duly elected and qualified. Executive officers are appointed by the Board annually to serve for one-year terms and serve until their successors are duly appointed and qualified.

Messrs. David D. Smith, J. Duncan Smith, and Robert E. Smith and Dr. Frederick G. Smith are brothers and have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board until December 31, 2025.

Profiles

David D. Smith has served as Executive Chairman since January 2017 and Chairman of the Board since September 1990. Until January 2017, Mr. Smith served as President and Chief Executive Officer since 1988. Mr. Smith founded Comark Communications, Inc., a company engaged in the manufacture of high-power transmitters for UHF television stations, and was an officer and director of Comark until 1986. He also was a principal in other television stations prior to serving as a General Manager of WPMY (formerly WCWB-TV) from 1984 until 1986. In 1986, Mr. Smith was instrumental in the formation of Sinclair. Mr. Smith serves as a member of the Board of Directors of MileOne Autogroup, Inc., and the majority of its direct and indirect subsidiaries, Cunningham Communications Inc., and Keyser Investment Group, Inc.; is a partner of Gerstell Development, LP; and is the majority shareholder of the Baltimore Sun.

Based on Mr. Smith’s (i) more than forty years of experience and expertise in the television broadcast industry, (ii) extensive industry knowledge and innovative thinking, (iii) understanding of the challenges, opportunities, and risks faced by us and the industry, and (iv) valuable, significant stockholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Dr. Frederick G. Smith has served as Vice President of Sinclair since 1990 and as a Director since 1986. Prior to joining Sinclair in 1990, Dr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Dr. Smith was the sole officer, director and stockholder. Dr. Smith serves as a member of the board of directors or trustees of the Freven Foundation, Gerstell Academy, University of Maryland at Baltimore Foundation, Cunningham Communications Inc., and Keyser Investment Group, Inc., as well as partner of Gerstell Development, LP, and Beaver Dam, LLC.

Based on Dr. Smith’s (i) more than thirty-five years of experience in the television broadcast industry and (ii) valuable, significant stockholder perspective, the Board believes Dr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Dr. Smith should continue to serve as a director for the Company.

J. Duncan Smith has served as Vice President, Secretary and as a Director since 1986. Prior to that, he built and operated the following television stations: WPMY (formerly WCWB-TV) in Pittsburgh, Pennsylvania; WTTE-TV in Columbus, Ohio; WIIB-TV in Bloomington, Indiana; and WTTA-TV in Tampa / St. Petersburg, Florida. In addition, Mr. Smith worked for Comark Communications, Inc., a company engaged in the manufacture of high-power transmitters for UHF television stations. Mr. Smith serves as a member of the board of directors of The High Rock Foundation, Cunningham Communications Inc., Keyser Investment Group, Inc., and The Boys’ Latin School of Maryland, as well as partner of Gerstell Development, LP and Beaver Dam, LLC.

Based on Mr. Smith’s (i) more than forty years of experience in the television broadcast industry and (ii) valuable, significant stockholder perspective; and (iii) cybersecurity experience, the Board believes Mr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Robert E. Smith has served as a Director since 1986. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer. In March 1997, Mr. Smith started RSMK LLC, a commercial real estate investment company. Prior to 1986, he assisted in the construction of several television stations including WTTE-TV in Columbus, Ohio and also worked for Comark Communications, Inc., a company engaged in the manufacture of high-power transmitters for UHF television stations. Mr. Smith serves as a member of the board of directors of Nextgen Foundation Charitable Trust, Gerstell Academy, Keyser Investment Group, Inc., Cunningham Communications, Inc., and Stages Music Arts, as well as partner of Gerstell Development LP, Beaver Dam LLC, and Laker Partners, LLC.

Based on Mr. Smith’s (i) more than forty years of experience in the television broadcast industry and (ii) valuable, significant stockholder perspective, the Board believes Mr. Smith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Smith should continue to serve as a director for the Company.

Laurie R. Beyer has served as a Director since April 2021. Since October 2017, Ms. Beyer has served as the executive vice president and chief financial officer of Greater Baltimore Medical Center, an acute and sub-acute care medical center whose main campus is located in Towson, Maryland. From January 2006 to October 2017, Ms. Beyer served as senior vice president and chief financial officer of Union Hospital of Cecil County (currently ChristianaCare, Union Hospital), a full-service community hospital located in Elkton, Maryland. Prior to that, Ms. Beyer held financial management positions at St. Agnes Hospital (currently Ascension Saint Agnes Hospital), Sinai Hospital, and the former Liberty Medical Center, all in Baltimore, Maryland. From July 1986 to January 1989, Ms. Beyer was an auditor with Arthur Andersen LLP, an accounting firm. She is a member of the Maryland Association of Certified Public Accountants and a committee financial expert as defined by the SEC. She has served on various not-for-profit boards including local chapters of the YMCA and Boys and Girls Club, and has served in various volunteer roles over the past 20 years for the Maryland Healthcare Financial Management Association and has co-chaired the Annual Conference for the past five years.

Based on Ms. Beyer’s (i) extensive accounting, finance, and management experience, (ii) ability to serve as an audit committee financial expert as defined by the SEC; and (iii) cybersecurity experience, the Board believes Ms. Beyer has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Ms. Beyer should continue to serve as a director for the Company.

Dr. Benjamin S. Carson, Sr. has served as a Director since June 2022. Dr. Carson recently served as the 17th Secretary of the U.S. Department of Housing and Urban Development (“HUD”) from 2017 to 2021. At HUD, he led the agency in many programs focused on advancing economic opportunity; providing safe, fair and affordable housing; spurring reinvestment in communities; reducing homelessness; assisting and promoting self-sufficiency to underserved and vulnerable populations; and helping disaster victims, while emphasizing fiscal responsibility and reduction of regulatory barriers. During his tenure as HUD Secretary, Dr. Carson also led the collaboration of eight federal agencies to establish the White House Council on Eliminating Regulatory Barriers to Affordable Housing. Prior to serving as HUD Secretary, Dr. Carson had a distinguished career in the field of medicine where he performed thousands of surgeries and served in many leadership positions, including Director of the Division of Pediatric Neurosurgery at the Johns Hopkins Medical Institutions from 1984 to 2013 and as a Professor of Neurological Surgery, Oncology, Plastic Surgery and Pediatrics at the Johns Hopkins Medical Institutions from 1999 to 2013. Dr. Carson also currently serves on the board of directors of D.R. Horton, Inc., Covenant Logistics Group, Inc., and Galectin Therapeutics, Inc. and he has prior experience serving on the board of directors of Costco Wholesale Corporation and Kellogg Company.

Based on Dr. Carson’s prior experience as the Secretary of HUD coupled with his experience as a member of the boards of directors of several other publicly-traded companies, the Board believes Dr. Carson has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Dr. Carson should continue to serve as a director for the Company.

Howard E. Friedman has served as a Director since January 2015. He is the founding partner of Lanx Management LLC, a hedge “fund of funds” as well as having been the co-founder, publisher & chief executive officer of Watermark Press, Inc. From 2006 to 2010, Mr. Friedman served as president and then chairman of the board of the American Israel Public Affairs Committee (“AIPAC”). In 2007 and in 2009, Washington Life Magazine listed Mr. Friedman as one of the 100 most powerful people in Washington D.C. From 2010 to 2012, he served as the president of the American Israel Educational Foundation, the charitable arm of AIPAC. He is the past chair of the board of The Associated: Jewish Community Federation of Baltimore. Mr. Friedman has served as president of the Baltimore Jewish Council and as president of JTA-The Global News Service of the Jewish People. He currently serves as the honorary chairman of the Board of the Union of Orthodox Jewish Congregations of America. In addition, Mr. Friedman serves on the boards of Touro College and University System, Talmudical Academy, the Simon Wiesenthal Center, and Lightstone Value Plus REIT I, Inc.

Based on Mr. Friedman’s extensive skills in finance, management, and investment matters, the Board believes Mr. Friedman has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Friedman should continue to serve as a director for the Company.

Daniel C. Keith has served as a Director since May 2001. Mr. Keith is the president and founder of the Cavanaugh Group, Inc., a Baltimore-based investment advisory firm founded in October 1995. Prior to establishing the Cavanaugh Group, Inc., Mr. Keith was vice president, senior portfolio manager, and director of the investment management division of a local financial services company since 1985. During this time, he served as chairman of the Investment Advisory Committee and was a member of the board of directors. Mr. Keith has been advising clients since 1979. He serves as a member of the boards of trustees of The High Rock Foundation.

Based on Mr. Keith’s extensive skills in finance, management, and investment matters, the Board believes Mr. Keith has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Mr. Keith should continue to serve as a director for the Company.

Hon. Benson E. Legg has served as a Director since January 2019. Judge Legg clerked for the honorable Frank A. Kaufman of the United States District Court for the District of Maryland from 1973 until 1974, after which he joined the law firm of Venable, Baetjer & Howard (now known as Venable LLP) in 1975. He became a partner of the firm in 1982 and remained in private practice until 1991 when he was confirmed as a Federal Judge. He was nominated to the Federal Court by President George H. W. Bush in September 1991 and was a member of the Court until he retired in February 2013. Judge Legg served as Chief Judge of the United States District Court for the District of Maryland from 2003 to 2010. Since retiring, Judge Legg, through his own, single-member LLC (Benson Everett Legg Consulting, LLC), has served as an arbitrator and mediator with JAMS, a global provider of dispute resolution services, and he is a board member of the Maryland Chapter of Trout Unlimited.

Based on Judge Legg’s prior experience as a practicing attorney and Judge for the United States District Court, coupled with his knowledge of federal law, the Board believes Judge Legg has acquired the experience, qualifications, attributes, and skills necessary to act in the best interests of the Company and its stockholders, and thus, the Board has concluded that Judge Legg should continue to serve as a director for the Company.

Christopher S. Ripley has served as President & Chief Executive Officer since January 2017. Prior to that, from April 2014 to January 2017, he served as Chief Financial Officer. Prior to Sinclair, Mr. Ripley was a managing director at UBS Investment Bank’s Global Media Group and served as head of the Los Angeles office where he managed, advised and structured various financings and merger and acquisition transactions in the broadcast and entertainment sectors. Prior to UBS, Mr. Ripley was a principal in Prime Ventures and an analyst at Donaldson Lufkin & Jenrette.  Mr. Ripley graduated from the University of Western Ontario, Richard Ivey School of Business, with a Bachelor of Arts in Honors Business Administration.

Lucy A. Rutishauser has served as Executive Vice President / Chief Financial Officer since February 2020. Prior to that, she served as Senior Vice President / Chief Financial Officer from March 2018 until February 2020, as Senior Vice President / Chief Financial Officer / Treasurer from January 2017 to March 2018, as Senior Vice President / Corporate Finance / Treasurer from December 2013 to January 2017, as Vice President / Corporate Finance / Treasurer from November 2002 to December 2013, as Treasurer from March 2001 to November 2002, and as Assistant Treasurer from 1998 until March 2001. From 1996 to 1997, Ms. Rutishauser was the assistant treasurer for Treasure Chest Advertising Company. From 1992 to 1996, Ms. Rutishauser served as director of treasury for Integrated Health Services, Inc. From 1988 to 1992, Ms. Rutishauser held various treasury positions with Laura Ashley, Inc. and the Black and Decker Corporation. Ms. Rutishauser graduated magna cum laude from Towson University with a Bachelor of Science degree in Economics and Finance and received her M.B.A., with honors from the University of Baltimore. Ms. Rutishauser is a member of the National Institute of Investor Relations, the Media Financial Management Association, and the Association of Finance Professionals. Ms. Rutishauser is a board and finance committee member of Learning Undefeated, a board member of CAST.ERA, a board member of First Fruits Farm, Inc., a member of Stevenson University President’s Advisory Council, and a member of the ATSC Business Advisory Council.

Robert D. Weisbord has served as Chief Operating Officer and President / Local Media since February 2022. Prior to that, he served as President / Local Media and Chief Advertising Revenue Officer since August 2020, President / Local Media from January 2020 to August 2020, Senior Vice President / Chief Revenue Officer from December 2017 to January 2020, Chief Operating Officer of Sinclair Digital Group from January 2014 to December 2017, Vice President / New Media from June 2010 to January 2014, and Director of Digital Interactive Marketing from 2008 to June 2010. From 1997 to 2008, he served in various management positions for the Company including Regional Group Manager, General Manager for the Company’s Las Vegas duopoly of KVMY-TV and KVCW-TV, and Director of Sales. Prior to that, and from 1993, he was national sales manager for WTVT-TV in Tampa, Florida. Mr. Weisbord began his broadcasting career in the radio industry with Family Group Broadcasting in 1985. Mr. Weisbord holds a Bachelor of Science degree in Business Management and a Master of Business Administration degree from the University of Tampa.

Jason R. Smith has served as Executive Vice Chairman since May 2024. Prior to that, he served as Head of New Media Enterprise from March 2022 to May 2024, Chief of Staff from September 2020 to March 2022, and in Business Development – M&A from May 2008 to September 2014, where he played a key role in $3.2 billion in core station acquisitions. From 2014 to 2022, he was Senior Director at Sinclair Digital Ventures, focusing on digital acquisitions, co-investing, and strategic partnerships. He has served on various ventures investment boards and investment committees including NewsON, Pioneer Square Labs, Venture Reality Fund, and Sapphire Sport Fund I & II. Earlier in his career, after graduating from Loyola College of Maryland in 2008 with a degree in finance from the Sellinger School of Business, he was a Business Analyst at Keyser Capital LLC, Sinclair’s original private equity division, now named Sinclair Ventures, LLC. Jason holds various board positions including Sinclair Ventures, LLC, and continues to contribute to Sinclair’s corporate strategy, digital transformation, and investment initiatives along with serving on the executive council with Chief Executive Officer Chris Ripley and Chief Operating Officer Rob Weisbord.

Brian S. Bark has served as Executive Vice President / Chief Information Officer since February 2022. Prior to that, he served as Senior Vice President / Chief Information Officer from February 2020 to February 2022 and Vice President / Chief Information Officer from June 2018 to February 2020. Mr. Bark is an expert in designing and executing transformational enterprise information strategies and innovation that drive business growth. Prior to joining Sinclair, he most recently served as chief business and innovation strategist, office of the CTO, at Hewlett Packard Enterprise and held multiple CIO and executive leadership positions over fifteen years at the Smiths Group, Plc. His diverse industry background includes wireless telecommunications, defense, medical devices, and energy services. Mr. Bark holds a Master of Science in Information Systems degree from UMBC and a Bachelor of Arts in Communications degree from North Carolina State University.

David R. Bochenek has served as Senior Vice President / Chief Accounting Officer since December 2020. Prior to that he served as Senior Vice President / Chief Accounting Officer / Corporate Controller from March 2018 to November 2020, as Senior Vice President / Chief Accounting Officer from December 2013 to February 2018, as Vice President / Chief Accounting Officer from May 2005 to December 2013, and as Chief Accounting Officer from November 2002 to April 2005. Mr. Bochenek joined Sinclair in March 2000 as the Corporate Controller. Prior to joining Sinclair, Mr. Bochenek was vice president, corporate controller for Prime Retail, Inc. from 1993 until 2000. From 1990 to 1993, Mr. Bochenek served as assistant vice president for MNC Financial, Inc. and prior to that held various positions in the audit department of Ernst & Young, LLP. Mr. Bochenek received his Bachelor of Business Administration in Accounting and Master of Science in Finance from Loyola University, Maryland. Mr. Bochenek is a Certified Public Accountant.

Justin L. Bray has served as Senior Vice President / Treasurer since February 2022. Prior to that, he served as Vice President / Treasurer from March 2018 to February 2022, Vice President / Corporate Controller from 2014 to March 2018, and Corporate Controller from September 2011 to 2014. Prior to joining Sinclair, he held various positions, most recently as senior manager from 2008 to 2011 within the audit department of PwC. Mr. Bray received his Bachelor of Business Administration degree in Accounting and Master of Business Administration degree from Loyola University Maryland. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

David B. Gibber has served as Executive Vice President / Chief Legal Office since March 2024 and has overseen the Distribution and Network Relations team since July 2021. Prior to that, from April 2019 to March 2024, he served as Senior Vice President / General Counsel and from October 2011 to April 2019, he served as Vice President / Deputy General Counsel, Deputy General Counsel / Director of Legal Services, and Legal Counsel. Prior to joining Sinclair, he was associated with Gordon Feinblatt, LLC in Baltimore, Maryland. Mr. Gibber received his J.D. degree from the University of Maryland School of Law, where he graduated magna cum laude, Order of the Coif. Mr. Gibber previously served on the boards of the Maryland Science Center, YES Network, and CAST.ERA and currently serves on the boards of various community organizations, including Sinai Hospital.

Jeffrey E. Lewis has served as Chief Compliance Officer since January 2021. Prior to joining Sinclair, Mr. Lewis served as general counsel & chief compliance officer for Pinnacle Propane, LLC from July 2018 to January 2021; served as vice-chair on the governing board of the Suicide Crises Center of North Texas, served on the board and Investment committee of the Society of St. Vincent De Paul-National Foundation, and served on the board of trustees of the Dallas Historical Society from October 2017 to July 2018; served as Senior vice president-compliance and chief accessibility officer for AT&T from April 2015 to October 2017; and served as vice president-legal / general attorney & associate general counsel and senior legal positions for AT&T from February 2002 to April 2015. Prior to those positions, Mr. Lewis was in private practice, specializing in corporate and technology law, was a senior vice president and assistant secretary for the Chicago Stock Exchange, was an enforcement attorney for the SEC, and was an assistant district attorney for the Manhattan District Attorney’s office. Mr. Lewis holds his Bar licenses in both Illinois and New York, and received his J.D. from Rutgers University School of Law and his LL.M. (in Corporations Law) from New York University School of Law.

Delbert R. Parks, III has served as President of Technology since March 2022. Prior to that, he served as Executive Vice President / Chief Technology Officer from February 2020 to March 2022, as Senior Vice President / Chief Technology Officer of Sinclair Television Group, Inc. from November 2014 to February 2020, as Senior Vice President / Operations and Engineering from December 2013 to November 2014, and as Vice President / Engineering and Operations from 1996 to December 2013. From 1985 to 1996, he was Director of Operations and Engineering for WBFF-TV in Baltimore, Maryland. He has held various operations and engineering positions with us for the last 50 years.  He is responsible for planning, organizing, and implementing operational and engineering policies and strategies as they relate to technical infrastructure, media operations, engineering, advertising technology, ATSC 3.0 digital technology and Sinclair facilities. Mr. Parks is a SMPTE (Society of Motion Picture and Television Engineers) Fellow and is a member of the Society of Broadcast Engineers.  He is on the board of directors of the Baltimore Area Council, Boy Scouts of America, and a board member of CAST.ERA, a joint venture between Sinclair and South Korea Telecom. Mr. Parks is also a retired Army Lieutenant Colonel who held various commands during his 26-year reserve career.

Scott H. Shapiro has served as Executive Vice President, Corporate Development and Strategy since December 2022. Prior to that, he served as Chief Development Officer, and Chief Operating Officer and Chief Financial Officer / Bally Sports from May 2021 to December 2022, Senior Vice President, Chief Development Officer and Chief Strategy Officer / Sports from July 2020 to May 2021, Senior Vice President / Chief Development Officer from February 2020 to July 2020, Senior Vice President / Corporate Development from 2019 to February 2020, Vice President / Corporate Development from 2016 to 2019, Senior Director / Corporate Development from 2015 to 2016, Finance Director from 2013 to 2015, and Finance Manager / Special Projects from 2011 to 2013. Prior to joining Sinclair, Mr. Shapiro worked in institutional equity research at Morgan Stanley from 2007 to 2011, was co-founder and managing partner of Proprietary Research, LLC from 2006 to 2007, and, prior to that, worked in institutional equity research at Prudential Equity Group and in the audit and tax departments at both KPMG LLP and PwC. Mr. Shapiro is on the board of ScoreStream, Inc., a high school and local sports app and platform. Mr. Shapiro holds a Bachelor of Arts degree in History from the University of Rochester and a Master of Business Administration degree from the University of Virginia’s Darden School of Business.

Donald H. Thompson has served as Executive Vice President / Chief Human Resources Officer since February 2020. Prior to that, he served as Senior Vice President / Human Resources from December 2013 to February 2020, as Vice President / Human Resources from November 1999 to December 2013, and as Director of Human Resources from September 1996 to November 1999. Prior to joining Sinclair, Mr. Thompson was a human resources manager for NASA at the Goddard Space Flight Center near Washington, D.C. Mr. Thompson holds a Bachelor of Psychology degree and a Certificate in Personnel and Industrial Relations from University of Maryland, an MS in Business / Human Resource & Behavioral Management and a Master of Business Administration degree from Johns Hopkins University, and a Master of Arts in Biblical Studies from Colorado Christian University. Mr. Thompson is a member of the Society for Human Resource Management.

CORPORATE GOVERNANCE

Sinclair takes corporate governance and responsibilities to its stakeholders very seriously. We remain committed to finding the best representation to drive success in the organization in the years ahead. Diversity of thought, skills, background, and experience are important elements the Company looks for in its leadership team.

Board of Directors and Committees. In 2024, the Board held a total of eight meetings. All directors, with the exception of Ms. Laurie R. Beyer, who was absent, and Messrs. Robert E. Smith, Howard F. Friedman, and Daniel C. Keith, who attended via telephone, attended in person the 2024 annual meeting of stockholders held on June 11, 2024. All directors attended at least 75% of the meetings of the Board. All directors attended at least 75% of all meetings of the committees of the Board on which they served. It is the Board’s policy that the directors should attend our annual meeting of stockholders, absent exceptional cause.

The committees of the Board include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Regulatory Committee, a Cybersecurity Committee, and, from time to time, special committees formed by the Board as may be necessary.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines to assist it in carrying out its responsibilities with respect to, among other things, director qualifications, director responsibilities, Board committees, director access to officers and employees, director compensation, director continuing education, Executive Chairman and Chief Executive Officer (“CEO”) evaluation and management/director succession, the Board’s annual performance evaluation, and communications with stockholders and other interested parties. The Corporate Governance Guidelines are available on our website at www.sbgi.net.

Board Leadership Structure and Risk Oversight. The Board’s leadership structure is designed to promote efficient communication between management and the Board as well as between the various board committees and the Board while monitoring effective independent board oversight over the Executive Chairman, CEO, and the Company’s risks. David D. Smith served as both the Chairman of the Board and Executive Chairman during 2024. Mr. Smith’s performance is reviewed annually by the Compensation Committee, which reports results to the Board. Christopher S. Ripley served as the CEO during 2024. Mr. Ripley’s performance is reviewed annually by the Board. The Compensation Committee consists entirely of independent directors pursuant to the Nasdaq Stock Market rules (the “Nasdaq listing requirements”). The Board appoints an independent director to preside over special committee meetings; however, no lead independent director of the Board exists. The Company deems this leadership structure appropriate for our Controlled Company (see Controlled Company Determination below). The Board does not have a prescribed policy on whether the roles of the Chairman of the Board and CEO should be separate or combined, but recognizes the value to the Company of the separation of these positions. While the Company’s management is charged with managing the Company’s day-to-day risks, the Company’s financial risk oversight is primarily conducted by the Audit Committee, which consists entirely of independent directors for purposes of Nasdaq listing requirements and Rule 10A-3 under the Exchange Act. The Audit Committee reports financial risk oversight matters to the Board based on committee assessments and periodic reports from management. The Compensation Committee provides risk oversight concerning our compensation policies and practices as described below under Risk Assessment of Compensation Policies and Practices. The Regulatory Committee provides risk oversight concerning significant broadcast and other regulatory and compliance issues. The Board, with the assistance of management, is responsible for all other risk oversight measures, including cybersecurity risk.

Sinclair maintains a cyber risk management program designed to identify, assess, manage, mitigate, and respond to cybersecurity threats. This program is integrated within the Company’s enterprise risk management system and disclosure committee. The program addresses the corporate information technology environment, third-party service providers, and customer-facing products and applications.

The Company’s Chief Information Security Officer (“CISO”) is responsible for developing and implementing our information security program and reporting on cybersecurity matters to the Board, the Audit Committee, and disclosure committee. Our CISO has over a decade of experience leading cybersecurity oversight, and others on our IT security team have cybersecurity experience or certifications, such as the Certified Information Systems Security Professional certification.

The Board oversees Sinclair’s cybersecurity risk exposures and the steps taken by management to monitor and mitigate cybersecurity risks. The CISO briefs the Board on the effectiveness of Sinclair’s cyber risk management program, typically on a quarterly basis. In addition, cybersecurity risks are reviewed by the Board, at least annually, as part of the Company’s corporate risk management process. For more information about Sinclair’s cyber risk management program, please see Part I, Item 1C of our Annual Report on Form 10-K filed with the SEC on February 26, 2025.

Risk Assessment of Compensation Policies and Practices. The Company does not pay a significant amount of incentive compensation to employees with the ability to take significant risks which could have a material adverse effect on the Company. Incentive compensation is primarily paid to sales personnel who are not executive officers of the Company and do not have the ability or authority to engage in significant risk-taking activity. While we pay incentive compensation to certain of our executive officers, it is not significant to the Company as a whole and we believe it is designed to minimize unnecessary risk taking by aligning each executive’s interests with those of our stockholders and by emphasizing long-term performance rather than promoting short-term risk taking at the expense of long-term returns. Our sales personnel and executive officers are incentivized to generate revenues and cannot participate in material speculative transactions or put material amounts of capital at risk without Board approval. As a result, the Company’s management, in consultation with the Compensation Committee, determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Controlled Company Determination. The Board has determined that we are a “Controlled Company” for purposes of the Nasdaq listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, a group, or another company. Certain Nasdaq listing requirements do not apply to a “Controlled Company,” including requirements that: (i) a majority of its board of directors must be comprised of “independent” directors as defined in the Nasdaq listing requirements; and (ii) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. The Board has determined that we are a “Controlled Company” based on the fact that the Smith brothers hold more than 50% of our voting power and are parties to a stockholders’ agreement that obligates them to vote for each other as candidates for election to the Board. The Smith brothers have been our executive officers and/or directors at all times since we became a publicly traded company in 1995. Currently, David D. Smith, Dr. Frederick G. Smith, and J. Duncan Smith are executive officers and directors and Robert E. Smith is a director.

Director Independence. The Board has determined that each of Messrs. Keith, Legg, and Friedman, Dr. Carson, and Ms. Beyer have no relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and that he or she otherwise meets the independence criteria under the Nasdaq listing requirements.

Audit Committee. The members of the Audit Committee are Ms. Beyer, Dr. Carson, and Mr. Keith, with Ms. Beyer as its designated Chair. The Audit Committee is governed by a written charter approved by the Board and available on our website at www.sbgi.net. The Audit Committee formally met four times during the year ended December 31, 2024.

The Board has determined that all current and proposed audit committee members are financially literate under the Nasdaq listing requirements and that Ms. Beyer qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Exchange Act.

The Nasdaq listing requirements require that audit committees have at least three directors and that all directors be independent, as defined in the Nasdaq listing requirements and Rule 10A-3 under the Exchange Act. The Board has determined that Ms. Beyer, Dr. Carson, and Mr. Keith meet the independence criteria established in the Nasdaq listing requirements and the Exchange Act.

The Audit Committee assists the Board in its oversight of financial reporting practices and the quality and integrity of the financial reports of Sinclair including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Sinclair’s internal control function. The Audit Committee is responsible for the appointment of Sinclair’s independent auditors, whose appointment may be ratified by the stockholders. The Audit Committee oversees our internal controls and risk management policies and meets with our independent auditor and management regarding our internal controls and other matters. The Audit Committee is responsible for reviewing compliance with Sinclair’s ethics policy and has established procedures for the receipt, retention, and treatment of complaints received by Sinclair regarding accounting controls or auditing matters and the confidential, anonymous submission by Sinclair’s employees of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for approving or ratifying related person transactions pursuant to Sinclair’s related person transaction policy. This policy is described in this proxy statement under the caption Related Person Transactions. The Regulatory Committee and the Audit Committee will keep each other regularly informed of their activities in matters of mutual interest and meet together at least twice annually to discuss such matters.

Compensation Committee. Nasdaq listing requirements require that compensation of executive officers be determined, or recommended to the Board for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors. As a “Controlled Company,” we are not subject to this listing requirement. However, all members of the Compensation Committee, which consists of Messrs. Legg, Keith, and Friedman, with Mr. Legg as its designated Chair, meet the independence criteria established by the Nasdaq listing requirements. The Compensation Committee is governed by a written charter approved by the Board and available on our website at www.sbgi.net. The Compensation Committee is charged with the responsibility for setting executive compensation, reviewing certain compensation programs, administering our equity incentive plans, recommending for inclusion in this proxy statement the Compensation Discussion and Analysis section below, preparing the compensation committee report required by SEC rules which is included in this proxy statement, and making other recommendations to the Board. The Compensation Committee formally met 31 times during the year ended December 31, 2024.

Each year, the Compensation Committee reviews the prior performance of each named executive officer, reviews the effectiveness of past compensation objectives, and approves the compensation policies and plans for the next fiscal year. The Compensation Committee assesses each named executive officer’s operational abilities, leadership skills, and potential to contribute to long-term stockholder value. The Compensation Committee provides risk oversight concerning our compensation policies and practices for executive officers. The Compensation Committee may form and delegate its authority to subcommittees when appropriate. Executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan. At times, the Compensation Committee may specifically request meetings with executive officers to gain a full understanding and exploration of assessed attributes. Our Executive Chairman, David D. Smith, and our CEO, Christopher S. Ripley, consult with the Compensation Committee on appropriate compensation for executive officers other than themselves. In addition, our Executive Vice President / Chief Human Resources Officer, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Friedman, Keith, and Legg, with Mr. Friedman as its designated Chair, all of whom meet the independence criteria established by the Nasdaq listing requirements. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board and available on our website at www.sbgi.net. The Nominating and Corporate Governance Committee formally met one time during the year ended December 31, 2024.

The Nominating and Corporate Governance Committee is primarily responsible for (i) identifying and, after considering questions of independence and possible conflicts of interest, recommending nominees to the Board for approval of membership on the Board, (ii) annually reviewing and recommending changes with respect to non-employee director compensation to the Board, which review shall include a review of the director compensation of similarly situated companies, (iii) developing and making recommendations to the Board for the ongoing review and revision of our Corporate Governance Guidelines, which are a set of effective corporate governance principles that promote our competent and ethical operation, (iv) recommending to the Board director nominees for each committee; (v) planning officer and director succession and making an annual report to the Board on succession planning; and (vi) receiving comments from all directors and reporting annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year or at such other time as the Nominating and Corporate Governance Committee shall determine, and assessing individual director performance and taking actions as it deems appropriate with respect to any such matter.

The Nominating and Corporate Governance Committee has not established an exhaustive list of specific minimum qualifications for board members, however, desired personal qualifications and attributes of directors include a commitment to representing the long-term interests of stockholders; industry knowledge; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity, and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance/accounting, product development, intellectual property, law, multimedia entertainment, and marketing. The consideration of any candidate for director will be based on an assessment of the individual’s qualification as independent, as well as the individual’s background, skills, and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. The Nominating and Corporate Governance Committee will consider the extent to which a candidate’s membership would promote diversity among the Board, taking into account various factors and perspectives, including differences of viewpoints, professional experiences, educational background, skills and other individual qualities.

The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders. Although there is no formal policy regarding stockholder nominees, the Board believes that stockholder nominees should be viewed in substantially the same manner as other nominees. To recommend a prospective nominee for consideration, stockholders should submit the candidate’s name, contact information, biographical material, and qualifications in writing to Corporate Secretary, Sinclair, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030. For more information regarding nominating a director, see Stockholder Proposals.

Regulatory Committee. The members of the Regulatory Committee are Messrs. Keith and Legg, both of whom meet the independence criteria established by the Nasdaq listing requirements, and Dr. Frederick G. Smith, with Dr. Smith as its designated Chair. The Regulatory Committee is governed by a written charter approved by the Board and available on our website at www.sbgi.net. The Regulatory Committee formally met four times during the year ended December 31, 2024.

The Regulatory Committee is primarily responsible for exercising oversight responsibility on significant broadcast related, and any other regulatory and compliance, issues. The Regulatory Committee’s responsibilities include: (i) reviewing the Company’s compliance with relevant laws, regulations, orders, consent decrees, and corporate policies governing the broadcasting industry; and (ii) overseeing the Company’s relationship with its regulators, including the Federal Communications Commission and the U.S. Department of Justice, including reviewing, with the appropriate members of management, the Company’s staffing and interactions with the regulators, including with respect to any inquiries or investigations. The Regulatory Committee and the Audit Committee are required to keep each other regularly informed of their activities in matters of mutual interest and meet together at least twice annually to discuss such matters.

Cybersecurity Committee. The members of the Cybersecurity Committee are Messrs. Duncan Smith and Keith and Ms. Beyer. The Cybersecurity Committee formally met four times during the year ended December 31, 2024.

The Cybersecurity Committee meets with Company executives to discuss current and potential cybersecurity risks impacting the Company, the necessary strategies to mitigate these risks, and developments in cybersecurity trends. In addition, the members are briefed on any cybersecurity incidents that have impacted the Company, if any.

Special Committee. From time to time, special committees are formed by the Board as may be necessary. There were no special committees during the year ended December 31, 2024.

Interested Party Communication with the Board. Stockholders and other parties interested in communicating directly with the Board, any Board committee, or any director may do so by writing to Sinclair Board of Directors, c/o Corporate Secretary, Sinclair, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030. Under the process adopted by the Board, letters we receive that are addressed to members of the Board are reviewed by our Corporate Secretary who will regularly forward a summary and copies of all such correspondence to the Board.

Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. Stockholder communications that constitute advertising or promotion of a product or service or relate to improper or irrelevant topics will not be forwarded to the Board, any board committee, or any director.

Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee are Messrs. Legg, Keith, and Friedman. None of the members of our Compensation Committee at any time has been one of our officers or employees.

The following executive officers are directors of other entities (excluding subsidiaries or entities in which we have a joint venture interest) that have a director or executive officer who is on the Board. David D. Smith, Dr. Frederick G. Smith, and J. Duncan Smith, all of whom are executive officers and on the Board, are directors and/or executive officers of other various companies controlled by them, including Cunningham Communications, Inc., Keyser Investment Group, Inc., and Gerstell Development, LP. Dr. Frederick G. Smith and J. Duncan Smith also control Beaver Dam, LLC along with Robert E. Smith. See Related Person Transactions for additional information regarding the previously mentioned executive officers and directors.

During 2024, none of the named executive officers participated in any final deliberations of our Compensation Committee relating to compensation of the named executive officers.

CORPORATE SOCIAL RESPONSIBILITY PRACTICES

We have a long history of supporting corporate social responsibility activities and, in the past few years, we have taken steps to better measure and quantify our progress in these areas.

In April 2024, we published our 2023 Corporate Social Responsibility report, detailing our achievements and underscoring our core strategies, which are the foundation of our corporate social responsibility commitments, including:

•Identifying and implementing ways to reduce our impact on the environment through the education and engagement of internal and external audiences around sustainable solutions that can be adopted;
•Supporting employees by ensuring a fair, ethical, and safe workplace where our employees can grow, develop, and thrive;
•Providing news consumers with access to a broad range of ideas and perspectives, both on-air and online, and connecting people with important, informational content, everywhere; and
•Providing transparency, accountability, and diverse thinking that seeks to minimize risk, while ensuring all stakeholders understand the direction, performance, and financial stability of the organization.

Human Capital. Our success is driven by our most important asset - our employees. It is their hard work and dedication that enables us to be a trusted partner to our viewers and a valuable resource to our communities. As of December 31, 2024, we had approximately 7,200 employees, including part-time and temporary employees. Approximately 580 employees are represented by labor unions under certain collective bargaining agreements.

We support our employees by ensuring that we provide a fair, ethical, and safe workplace.

•We take pride in our practices to ensure the safety, health, and well-being of our employees. We maintain best practices for safety and health through policies and procedures and access to our employee assistance program.
•Our employment practices are rooted in our policies against discrimination, harassment, and retaliation to ensure a positive working environment for all.
•We are committed to an ethical workplace and provide our employees with guidance and reporting mechanisms to foster a culture of honesty and accountability.
•We provide our employees with a comprehensive benefits package, recognition for their efforts, and resources to enable and enhance learning and development, and we have worked hard to ensure we provide a workplace where employees can feel that they belong.

Corporate Culture. We are committed to maintaining a safe, ethical, and harassment-free workplace. We recognize that our success as a team, and in our communications with one another, is grounded in our ability to trust team members to be fully engaged and to do the right thing. We support trusting relationships by offering clear guidance, structure, resources, and accountability. To this end, we maintain governance policies that apply to all of our directors, officers, and employees, including a code of business conduct and ethics, employee safety program, and no harassment and open-door policies. These policies are intended to identify, provide mechanisms for reporting, and provide a framework for solving potential issues. These policies are reviewed and updated by management, together with the Board, as our needs grow and change and upon stakeholder feedback and changes in applicable laws, regulations, and stock exchange requirements.

Employee Engagement. We regularly gather feedback from employees to gain an understanding of and improve our employee experience and to foster an engaged workforce. This feedback is used to help create new, and refine existing, employee-related programs and processes.

Sinclair takes a strategic approach to talent development. We provide on-the-job training and other learning opportunities to employees so that they gain and develop necessary skills for optimal job performance and to foster a creative and collaborative work environment. We encourage employees to complete areas of professional development using our learning and development platform, Sinclair University, where employees have access to a vast collection of learning and development content. We also provide leadership development through targeted training programs. In addition, many of our leaders have their own employee development offerings, specific to their department and position, including mentoring programs.

We actively promote our internal job announcement program as a part of our efforts to support employee growth by taking on new career opportunities within Sinclair.

Our innovation project is a strategic lever that drives revenue, reduces waste, and engages employees to serve our customers and shareholders as a pioneer in the industry. We believe that the “next big idea” could come from anyone or anywhere and with this in mind, we gather innovation ideas from employees company-wide. Our dedicated Innovation & Strategy team builds on our rich history of innovation to accelerate efforts across content, technology, audience development, distribution, marketing services, and business transformation.

Health, Safety, and Wellness. The health, safety, and wellness of our employees is vital to our success, and we maintain and continuously enhance affordable health care options for them. We continuously work to improve our practices, policies, and benefits to make meaningful impacts on our employees personal and professional lives, sponsoring an employee assistance program aimed at enhancing their physical, financial, and mental well-being; sponsoring a program to provide employees and spouses discounted access to fitness facilities; and offering critical illness, accident, and hospital indemnity insurance to provide comprehensive protection and financial security during unforeseen circumstances.

Compensation. Our employee compensation includes market-competitive pay; a 401(k) plan; an employee stock purchase plan; healthcare benefits; three weeks minimum paid time off; family leave, including six weeks of paid parental leave; and employer paid life and disability insurance. We continue to improve our compensation offerings. In 2024, we again offered our employees the opportunity for additional time off through the Vacation Exchange Program.

Social Responsibility. As a local news broadcaster, we believe it is our responsibility to raise issues of local importance, through deep investigative reporting at our stations, and provide critical and relevant information to our viewers, including crucial news updates during potentially life-threatening situations when our viewers need them most. We are committed to getting results for the people living in the communities we serve. Our journalists’ ground-breaking reporting has prompted government investigations as well as changes in government policies and new state and federal laws. Our unique reporting in under-served arenas has sparked much-needed public engagement on topics of high local importance and concern. WBFF’s “Project Baltimore,” which is now heading into its ninth year in 2025, has produced hundreds of stories chronicling the struggles and issues facing Maryland public schools and the students that attend those schools. Reporting by our journalists in 2024 on topics such as the issues facing public schools, juvenile justice reform, illegal weapons, and toxic metals in baby foods, to name just a few, were cited by elected officials and led to new state legislation. Our journalists are committed to providing citizens with relentless, in-depth reporting that holds public officials accountable, tracks the spending of taxpayer dollars, and gives a voice to the voiceless in the communities we serve.

In 2024, our news division was again recognized by industry peers for its groundbreaking reporting by being awarded 232 journalism awards, including a national Emmy Award to WBFF for their reporting to expose how Baltimore City schools denied students with disabilities a proper education; our first ever national Edward R. Murrow Award to WCHS for shedding a light on systemic issues in the West Virginia criminal plea system; and eight Telly Awards to Full Measure for their fearless reporting on topics often ignored by other media organizations.

Connect to Congress is our multimedia initiative that enables Members of Congress from our news markets to speak directly to their constituents on a regular basis, through their local TV news stations. The initiative, which launched in 2015, offers our local market viewers new ways to get answers to questions about what matters most to them at home. Each Wednesday when Congress is in session, we set up cameras in the Capitol Rotunda, connected remotely to our local stations, with anchors and reporters conducting interviews with lawmakers about the key issues affecting constituents, connecting our local stations directly to Congress. This also offers the hundreds of Congressional Members in our news markets their own media voice in their home districts.

In our 13-year history of producing “Your Voice Your Future” Town Halls, we’ve produced over 1,600 productions. This distinctive series recognizes the importance of producing disruptive programming, with disciplined discussions and solutions for the communities we serve. Our goal from the beginning has been to inform, educate and protect our viewers. Our Town Halls are produced in local markets and give our viewers an opportunity to have a voice and ask their elected leaders questions on important local and national topics. In 2024, we produced 217 Town Hall productions throughout the country, covering a variety of topics including education and school safety, mental health, antisemitism, Black History Month, and veterans. We also produced over 54 separate debates and Beyond the Podium specials with candidates for elected office. We remain committed to uncovering stories that demand deeper scrutiny and bringing impactful, underreported issues to the forefront.

We have steadfast dedication to providing content that alerts, protects, and empowers our audience. Distinctive, Disruptive, and Disciplined; these three simple words carry a great deal of weight as we meet the demands of today’s news consumer.

We believe it is our responsibility to be involved in our local communities. Sinclair Cares is our Company-wide community service and relief campaign program, which utilizes the strength of our properties to uplift organizations and inspire our audiences and employees to make a positive impact in our communities. Sinclair Cares mobilizes Sinclair’s assets to support various community and charitable endeavors and responses to natural disasters through financial assistance, volunteerism, and raising awareness of important topics through our media platforms. Over the last seven years, Sinclair Cares has spearheaded the Company’s efforts, including fund-raising and blood donations during weather and climate catastrophes, and raising funds and awareness for important social causes. Recent initiatives include:

•Sinclair Cares: Supporting Children’s Literacy - a partnership with Reading Is Fundamental, the nation’s leading children’s literacy nonprofit, to create awareness around children’s literacy challenges and help get books into the hands of children across the U.S. through a virtual book drive.
•Sinclair Cares: Summer Hunger Relief - a fundraising partnership with Feeding America to help provide meals to children and families across the U.S. in the summer. Including Sinclair’s corporate donation of $25,000, the campaign provided nearly 1.2 million meals to children and families, with funds going directly to the local Feeding America food bank in each donors’ community.
•Sinclair Cares: Hurricane Helene Relief - a fundraising partnership with the Salvation Army and The United Way to assist with humanitarian relief efforts on the ground in Western North Carolina, South Carolina, Georgia, Florida, Virginia, and Tennessee in the aftermath of Hurricanes Helene and Milton. Including Sinclair’s corporate donation of $50,000, the campaign raised nearly $1.3 million in donations designated for delivering emergency aid, including food, water, shelter, and cleanup kits.
•Sinclair Cares: California Wildfires Relief - a fundraising partnership with the Salvation Army to provide disaster relief support across Southern California which helped provide critical aid, shelter, food, fresh water, and support for wildfire survivors and first responders in Los Angeles.

Our stations also sponsor countless philanthropic campaigns and events such as health expos, parades, and blood drives in their local markets and contribute to local charities. We encourage not only our stations, but also our employees to engage in the communities in which we serve and live. In 2024, Sinclair partnered with more than 400 nonprofit and civic organizations locally and across the country to help raise nearly $25 million for nonprofit organizations, schools, community agencies, and local disaster relief. In addition, Sinclair helped to collect over 4.3 million pounds of food, over 250,000 diapers, over 300,000 toys, and almost 6,300 units of blood for those in need, while donating over $7 million in promotional airtime to organizations.

We sponsor a program to match certain employee charitable cash donations in order to encourage our employees to make charitable contributions to support activities and efforts that are important to them, and, in 2024, we held our second annual Sinclair Day of Service whereby all employees were encouraged to volunteer that day for charitable causes. Over 1,300 employees volunteered a total of more than 3,700 hours that day to help out in their communities.

Our Broadcast Diversity Scholarship Fund, which is open to all, provides support to college students demonstrating a promising future in the broadcast industry. In 2024, we awarded a total of $56,000 to 12 winning applicants from across the country. We have distributed nearly $400,000 in tuition assistance since 2013, with a goal to invest in the future of the broadcast industry and to help students from diverse backgrounds, who reflect our audiences nationwide, complete their education and pursue careers in broadcast journalism, digital storytelling, and marketing.

Our news team hosts News Reporter and Producer Academies, a series of interactive, virtual workshops for college students interested in pursuing careers in journalism, including reporting, producing, and weather.

Environmental Responsibility. Our mission is to identify and implement ways to reduce our impact on the environment through the education and engagement of internal and external audiences around sustainable solutions that can be adopted. We have accelerated actions within our organization to lessen our use of electricity over time and to measure and eventually report on our electricity usage. Our sustainability group is tasked with finding ways to help lower our carbon footprint through lowering our electricity consumption, purchasing greener supplies, and recycling. Some of these initiatives are the efforts we are undertaking in proactively replacing our existing less efficient lighting with LED lighting, replacing HVAC equipment with higher efficiency models, and exploring electric vehicles as other ways our company can reduce its reliance on energy sources that result in emissions of greenhouse gasses that are harmful to the environment. We recently implemented a solution to process utility bills which will gather and track energy consumption and measure this portion of our carbon footprint. Since 2017, we have installed 145 new, energy efficient television transmitters, which are typically 25% more energy efficient than the units that they replace and generate less waste heat, and are currently installing, or have plans to install, an additional 18 during 2025 and 2026. We successfully implemented a battery recycling operation across our television station footprint in order to reduce the amount of waste moving to landfills. In conjunction with this, we have begun a company-wide transition to the use of rechargeable batteries for all studio operations at our stations. Throughout the organization, we are seeking to reduce the use of paper products and, whenever possible, recycling paper, electronics, and other items.

In addition to our direct efforts to reduce our impact on the environment, we produce high quality news to increase our viewers’ general awareness of environmental issues and programs by providing them information on how they can participate in improving environmental sustainability.

REGULATORY COMMITTEE REPORT

The purpose of the Regulatory Committee is to exercise oversight and responsibility on significant broadcast related and any other regulatory and compliance issues, including reviewing the Company’s compliance with relevant laws, regulations and corporate policies governing the Company’s activities. The Regulatory Committee met four times during the year ended December 31, 2024 (with two of those meetings held jointly with the Audit Committee).

The Regulatory Committee received reports and updates from the Company’s Chief Compliance Officer regarding the Company’s compliance with the terms of the Company’s Consent Decree (“Consent Decree”) with the Federal Communications Commission (“FCC”) (File No: EB-IHD-16-00021748) through its expiration on May 29, 2024. The Regulatory Committee also provided oversight of the Company’s compliance activities, including required compliance outreach and training under the Consent Decree and Final Judgment in U.S. v. Sinclair Broadcast Group, Inc., et. al., 18-cv-2609 (D.D.C.); audits of the Company’s covered broadcast stations, as required under the Consent Decree; and enhanced compliance training to management, including training related to federal regulatory requirements, ethical sales practices, prohibitions on anti-competitive behavior, export controls and economic sanctions, and compliance with the Foreign Corrupt Practices Act of 1977, as amended. The Chief Compliance Officer provided the Regulatory Committee with updates on the Company’s compliance outreach initiatives, including communicating to management the importance of operating with integrity and compliance with laws. The Committee also provided oversight of the Company’s relations with its regulators, including its compliance meetings with FCC staff and the Company’s response to notices and inquiries involving pending matters, including responses to requests for information issued by the FCC.

The Regulatory Committee received regular updates from the Chief Compliance Officer related to developing, implementing, administrating, and updating the Company’s compliance program, including compliance with the Consent Decree and the Final Judgment. In addition, the Regulatory Committee received updates on (i) implementation of the Company’s Enterprise Risk Management (risk assessment) program; and (ii) general regulatory developments, including new or proposed FCC regulations. The Chief Compliance Officer reviews certain reports required to be filed with various regulatory authorities, including the FCC and the U.S. Department of Justice. The Chief Compliance Officer continues to work closely with the Company’s Legal Department and directly with the Company’s Chief Legal Officer. The Chief Compliance Officer reports to the Company’s Chief Executive Officer and provides updates to the Regulatory Committee, the Audit Committee, and others at the Company. The Regulatory Committee also received updates from the Company’s Chief Legal Officer and Senior Vice President-Global Public Policy & Communications.

Regulatory Committee

Frederick G. Smith, Chairman
Daniel C. Keith
Benson E. Legg

DIRECTOR COMPENSATION FOR 2024

The following table sets forth certain information regarding compensation for services rendered by our non-employee directors during the year ended December 31, 2024.

Name (a)	Fees Earned or Paid in Cash	Stock Awards		All Other Compensation		Total
Robert E. Smith	$51,000	$230,820	(b)	$—	(c)	$281,820
Laurie R. Beyer	82,500	230,820	(b)	—		313,320
Benjamin S. Carson, Sr.	66,500	230,820	(b)	—		297,320
Howard E. Friedman	115,000	230,820	(b)	—		345,820
Daniel C. Keith	132,500	230,820	(b)	—		363,320
Benson E. Legg	119,000	230,820	(b)	—		349,820

(a)Compensation for David D. Smith, our Chairman of the Board and Executive Chairman, is reported in the Summary Compensation Table. Dr. Frederick G. Smith and J. Duncan Smith are omitted from this table, as they serve as executive officers, but are not named executive officers and do not receive additional compensation for services provided as directors.
(b)On the date of our 2024 annual meeting, each non-employee director nominee received a grant of 18,943 unrestricted shares of Class A Common Stock pursuant to the Company’s 2022 Stock Incentive Plan for services to be rendered during their one-year term beginning on June 11, 2024, at a value of $12.19 per share of Class A Common Stock. The amount presented represents the grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(c)Robert E. Smith is a participant in our company sponsored health care plan. Mr. Smith pays standard premiums pursuant to the plan; however, unlike a typical company participant, he is required to reimburse the Company for any health care costs in excess of $450,000. During 2024, Mr. Smith’s health care costs did not exceed $450,000, nor did they exceed the premiums he paid; therefore, we did not have to pay for any costs during the year.

Non-employee directors receive $35,000 for their services as a director. The Audit Committee Chairman receives an additional $7,500 annually and the Compensation Committee Chairman and Nominating and Corporate Governance Committee Chairman each receive an additional $6,000 annually. No additional annual fees are paid to Dr. Frederick G. Smith and J. Duncan Smith as Regulatory Committee Chairman and Cybersecurity Committee Chairman, respectively. Non-employee directors also receive $2,000 for each Board meeting attended; $2,500 for each Audit Committee meeting attended; and $1,500 for each Compensation Committee meeting, Nominating and Corporate Governance Committee meeting, Regulatory Committee meeting, and Cybersecurity Committee meeting attended. We reimburse our directors for any business-related travel expenses. Additionally, each non-employee director is granted unrestricted shares of Class A Common Stock upon election or re-election to the Board on the date of our annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction. In this section, we discuss certain aspects of our compensation program as it pertains to our Executive Chairman; President and CEO; Executive Vice President and Chief Financial Officer (“CFO”); Chief Operating Officer and President / Local Media; and Executive Vice Chairman in 2024. These individuals represent our principal executive officer, our principal financial officer, and our next three most highly compensated executive officers during 2024. We refer to these five persons throughout this proxy statement as the named executive officers. Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.
We believe that the performance of each of the named executive officers has the potential to impact both our short-term and long-term profitability. The Board has established a Compensation Committee that is responsible for establishing and administering our named executive officers’ and other key employees’ compensation. The Compensation Committee consists of three non-employee directors, all of whom are independent under the Nasdaq listing requirements.

General Philosophy, Objectives and Design. We believe that our people are our most valuable resource and that the dedication and quality of our named executive officers are vital to the long-term interests of our stockholders. We have established a compensation program for our executive officers that is competitive and designed to support our strategic goals. The primary objectives of our compensation program are to attract and retain the best available people while efficiently utilizing available resources, to enhance the executive officers’ overall performance, to align the long-term interests of our executive officers with those of our stockholders, to improve our overall business performance, and to reward individual performance. This is accomplished through a combination of base salary, long-term incentive compensation, and cash bonus designed to be competitive with comparable employers in the broadcast and media industry. The Compensation Committee evaluates both the Company’s overall performance and the individual’s performance when setting compensation levels. However, there are no set guidelines or policies outlining the weight of each, as the Compensation Committee assesses each factor at its discretion.

Stockholder Say on Pay Considerations. We provide our stockholders with the opportunity to cast an advisory vote annually to approve our executive compensation (also known as “Say on Pay”). In 2024, approximately 93% of our stockholders that voted approved our executive compensation. The Board and Compensation Committee considered the strong voting results as a stockholder endorsement of our executive compensation policies and practices, and we intend to continue to emphasize our pay-for-performance compensation philosophy that aligns long-term interests of our executives with those of our stockholders. At the 2023 annual meeting of stockholders, our stockholders overwhelmingly approved, on a non-binding advisory basis, a triennial advisory vote on our executive compensation. However, the Board considered the outcome of that vote and determined that we hold an annual advisory vote on the compensation of our named executive officers until the next required advisory vote on the frequency of the advisory vote on executive compensation. As a result, we are holding an annual stockholder advisory vote on the compensation of our named executive officers at the 2025 annual meeting of stockholders. See Proposal 3: A Non-Binding Advisory Vote on Our Executive Compensation above.

Compensation Process. Each year, the Compensation Committee reviews the prior performance of each executive officer, reviews the effectiveness of past compensation objectives, and approves the compensation policies and plans for the next fiscal year. The Compensation Committee assesses each executive officer’s operational abilities, leadership skills, and potential to contribute to long-term stockholder value. Executive officers have access to the Compensation Committee to present and discuss their own performance and compensation plan. At times, the Compensation Committee may specifically request meetings with executive officers to gain a full understanding and exploration of assessed attributes. Messrs. Smith and Ripley consult with the Compensation Committee on appropriate compensation for executive officers other than themselves. In addition, our Executive Vice President / Chief Human Resources Officer, Donald H. Thompson, presents information and recommendations to the Compensation Committee based on market evaluations. In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the broadcast and media industry as well as other similarly sized companies comparable to us, including those companies we have determined to be in our peer group. During 2024, the Compensation Committee did not directly benchmark executive officer compensation to a specific target percentile against our peer group. However, when determining the levels of base salary, cash bonuses, and equity awards of our executive officers, our Compensation Committee uses market data in combination with an analysis of other factors including company and individual performance and executive officer responsibilities.

The peer group is made up of a mix of media companies with revenues and market capitalization both greater and less than that of the Company to ensure that our compensation practices are reasonable in light of both industry trends and the size of the Company. For 2024, the Compensation Committee determined that our peer group consisted of the following companies in our industry:

– AMC Networks Inc.	– Gray Television, Inc.
– Cumulus Media, Inc.	– iHeartMedia Inc.
– E.W. Scripps Company	– Nexstar Media Group, Inc.
– Entravision Communications Corp.	– Tegna Inc.
– Fox Corp.	– The New York Times Company

In addition, the Compensation Committee considers information from salary surveys to evaluate compensation for similar positions taking into account geographic location and the companies’ revenue size. These surveys include Salary.com / CompAnalyst, Willis Towers Watson, and Mercer reports. While we review these surveys, we do not formally engage these firms as outside consultants.

All final compensation decisions regarding executive officers are made by the Compensation Committee, which is comprised solely of independent directors.

Primary Elements of Compensation. We provide a competitive mix of compensation elements that align executive officer compensation with stockholder value. Our compensation program includes both short and long-term compensation in the form of base salary, long-term incentive compensation, and cash bonus, as discussed below. We believe that these compensation components provide an appropriate mix of fixed and variable pay, balance short-term operational performance with long-term stockholder value and encourage executive recruitment and retention, which aligns with our compensation philosophy and objectives.

Base Salary. Base salaries are not objectively determined, but instead reflect levels that we concluded were appropriate based upon our general experience. Base salary is designed to provide competitive levels of compensation to our executive officers based upon their experience, professional status, accomplishments, duties, and scope of responsibility. As noted above under Compensation Process, also taken into consideration when establishing base salaries are salaries paid by our competitors for similar positions within the broadcast and media industry, as well as salaries paid by companies outside of our industry for comparable positions. In addition to market comparisons, the Compensation Committee considers individual performance when determining base salary.

Long-Term Incentive Compensation. Our compensation program includes long-term incentive compensation, paid in the form of restricted stock awards, stock-settled appreciation rights (“SARs”), stock options, and other long-term incentive cash bonuses including a longevity bonus or similar bonus payable to certain executive officers pursuant to their respective employment agreements (see Employment Agreements below). We have elected to pay long-term incentive compensation in order to provide an incentive for our executive officers to provide strong returns to our stockholders, to better align the interests of our executive officers with those of our stockholders, to continue long-term leadership in the service of the Company, and to ensure a competitive compensation program given the market prevalence of equity compensation.

The Company’s 2022 Stock Incentive Plan (the “SIP”), which was approved by stockholders, and became effective, on June 9, 2022, is the successor plan to the Company’s 1996 Long-Term Incentive Plan (the “Predecessor LTIP”). From and after June 9, 2022, no additional awards will be granted under the Predecessor LTIP and all outstanding awards granted under the Predecessor LTIP will remain subject to the terms of the Predecessor LTIP.

Restricted Class A Common Stock awards granted pursuant to the SIP vest over two years if the executive officer is employed by the Company. Unvested shares immediately vest upon termination in the event of death or disability, termination by the Company without cause, termination by the executive officer for good reason, a change in control, or retirement either after age 65 or after age 55, if at such time the employee has had at least 10 years of service with the Company. Unvested shares granted under the Predecessor LTIP immediately vested upon the share exchange and plan of reorganization between Sinclair Broadcast Group, Inc., the Company, and Sinclair Holdings, LLC (the “Reorganization”), as discussed in Company Reorganization under Note 1. Nature of Operations and Summary of Significant Accounting Policies to our consolidated financial statements and related footnotes in our 2024 Annual Report on Form 10-K.

SARs granted pursuant to the SIP have a 10-year term and are fully vested upon grant, vest over two years, or vest over four years. Upon exercise of SARs, the holder would receive a number of shares of Class A Common Stock, equal in value to the difference between the SARs’ base value and the per share closing price of the Company’s Class A Common Stock on the date of exercise for the number of SARs being exercised. Unvested SARs immediately vest upon termination by the Company without cause, termination by the executive officer for good reason, or retirement either after age 65 or after age 55, if the employee has had at least 10 years of service with the Company. Upon a change in control (for SARs granted under the SIP) or a dissolution or merger (for SARs granted under the Predecessor LTIP), all unvested SARs shall vest and, under the Predecessor LTIP, the executive officer has the right to exercise the unexercised portion of his or her SARs immediately prior to such event. Unvested SARs granted under the Predecessor LTIP immediately vested upon the Reorganization, as discussed in Company Reorganization under Note 1. Nature of Operations and Summary of Significant Accounting Policies to our consolidated financial statements and related footnotes in our 2024 Annual Report on Form 10-K.

Stock options granted pursuant to the SIP and the Predecessor LTIP have a 10-year term, have exercise prices equal to the fair value of the Class A Common Stock on the date of grant, and may or may not have certain vesting conditions.

When granting equity awards, consideration is given to company and employee performance, but awards are made at the discretion of the Compensation Committee under no objective guidelines, with the exception of awards pursuant to employment agreements. Grants of equity awards are valued only at the closing price of our stock on the date of grant.

We do not grant equity awards, including SARs and stock options, in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee typically reviews and approves annual equity awards, including SARs and stock options, to our executive officers at meetings in late February of each year, with the awards granted in late February or early March of each year. The dates for the Compensation Committee meetings are set more than a year in advance on a fairly consistent cadence year over year. The timing of any equity grants to executive officers pursuant to employment agreements or other non-routine grants is tied to the event giving rise to the award. No options have been granted since 2016.

Certain executive officers are also entitled to a earn a retention-based “longevity” bonus or similar bonus providing for a single lump sum cash payment to the executive officer at a specified future date. These longevity bonuses generally require the executive officer to remain employed by the Company for a specified retention period, subject to earlier payment on certain events as provided in their employment agreements, as described in Employment Agreements below. The Company may also condition all or a portion of the longevity bonus on achievement of a specified performance goal. We believe these retention-based bonuses support the Company’s interest in minimizing turnover within our executive officer ranks.

Cash Bonus. Our compensation philosophy is to primarily award cash bonuses to those that have a direct influence on our ongoing revenue and operating performance. Based on this criteria, in early 2024, the Compensation Committee determined that Mr. Ripley, our President and CEO; Mr. David Smith, who oversees the development, implementation, and globalization of NEXTGEN TV, expansion of our news franchise, and public policy as it relates to the broadcast industry; Mr. Weisbord, our Chief Operating Officer and President/Local Media; and Mr. Jason Smith, our Executive Vice Chairman, would each be eligible to receive a performance-based cash bonus for 2024 performance. The purpose of Messrs. Ripley, David Smith, Weisbord, and Jason Smith’s cash bonus opportunity was to promote the attainment of specific financial goals and reward achievement of those goals. We favor an objective approach when measuring the cash bonus. The Compensation Committee determines at its discretion the maximum bonus amounts paid.

On February 25, 2025, the Board adopted the Sinclair, Inc. Annual Incentive Plan (the “AIP”). The AIP is a cash-based incentive program which is intended to provide awards to certain employees of the Company to motivate them to perform to the best of their abilities and achieve the Company’s objectives. The Compensation Committee is responsible for administering the AIP and, in its sole discretion, will provide eligible participants, including any executive, officer, key employee or other Compensation Committee-designated employee of the Company or of an affiliate, the opportunity to earn specific cash bonuses for a given performance period. Performance periods are determined by the Compensation Committee and may be divided into one or more shorter periods. As an example, the Compensation Committee may desire to measure some performance criteria over a twelve-month period and other criteria over a three-month period. The Compensation Committee, in its sole discretion, will select the eligible participants for any performance period and an employee who is a participant for a given performance period in no way is guaranteed or assured of being selected for participation in any subsequent performance period or periods.

Under the AIP, the Compensation Committee will establish a target award, at 100% target level of achievement, for each participant, which may be a percentage of a participant’s annual base salary as of the beginning or end of the performance period or a fixed dollar amount. Furthermore, the Compensation Committee will, in its sole discretion, determine the performance goals applicable to any target award from the criteria set forth in the AIP, including, by way of example only, unlevered free cash flow, stock price and relative total stockholder return. These performance goals may include threshold levels of performance below which no actual award will be paid, levels of performance at which specified percentages of the target award will be paid and may also include a maximum level of performance above which no additional actual award amount will be paid. The Compensation Committee may, in its sole discretion, increase, reduce, or eliminate a participant’s actual award. Each actual award under the AIP will be paid in cash (or its equivalent). No awards were granted under the AIP for the year ended December 31, 2024.

For 2024, Messrs. Ripley, David Smith, and Weisbord’s performance cash bonus consisted of two components, a quarterly cash bonus and an annual cash bonus, Mr. Jason Smith’s performance cash bonus consisted of a quarterly cash bonus, and Ms. Rutishauser was not eligible for a performance cash bonus. Messrs. Ripley and David Smith were each eligible for maximum bonus amounts of $250,000 per quarterly period and for a maximum annual bonus of $500,000, dependent on the generation of certain Adjusted EBITDA targets, as described more fully below. Mr. Weisbord was eligible for maximum bonus amounts of $376,228 per quarterly period and for a maximum annual bonus of $400,000, dependent on the generation of certain Adjusted EBITDA targets, as described more fully below. Mr. Jason Smith was eligible for maximum bonus amounts of $100,000 per quarterly period, dependent on the generation of certain Adjusted EBITDA targets, as described more fully below. Quarterly bonuses were earned pro rata from zero starting at 92% to 100% of quarterly targeted Adjusted EBITDA. Messrs. Ripley, David Smith, Weisbord, and Jason Smith were eligible to receive the maximum amount of the available quarterly bonus payments for the year when 100% of the annual targeted Adjusted EBITDA was met even though on a quarterly basis the quarterly targeted Adjusted EBITDA was not met (“Recapture Bonus”). Annual bonuses were earned pro rata from zero starting at 100% to 108% of annual targeted Adjusted EBITDA.

The following table sets forth certain information in regard to performance-based cash bonus payments to our named executive officers for performance in the first, second, third, and fourth quarters of 2024 and full year 2024:

	Quarterly Cash Bonus					Annual Cash Bonus
	1Q 2024	2Q 2024	3Q 2024	4Q 2024	Recapture Bonus
Targeted Adjusted EBITDA ($ in millions) (a)	$130.1	$131.4	$221.6	$352.7	$835.8	$835.8
% of Targeted Adjusted EBITDA Achieved (a)	97.67%	111.94%	108.19%	91.90%	100.36%	100.36%

Performance-Based Cash Bonus Payments:
David D. Smith	$175,000	$250,000	$250,000	$—	$325,000	$18,750
Christopher S. Ripley	175,000	250,000	250,000	—	325,000	18,750
Robert D. Weisbord	263,360	376,228	376,228	—	489,097	15,000
Jason R. Smith	70,000	100,000	100,000	—	130,000	—
(a)In the event that certain events take place that were not contemplated at the time the targets were determined, the Compensation Committee can adjust the targets to exclude the effect of these events. Examples of such events include acquisitions, dispositions, and changes in accounting rules. In addition, we target the amount of Adjusted EBITDA used in individual bonus determinations at amounts commensurate with the executive’s sphere of influence.

Adjusted EBITDA is a non-GAAP measure that management and the Board use to evaluate the Company’s operating performance and for certain executive compensation purposes. Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. We believe this measure best captures Messrs. Ripley, David Smith, Weisbord, and Jason Smith’s ability to drive the performance of the Company.

For 2024, Messrs. Ripley and David Smith and Ms. Rutishauser were also eligible for an annual discretionary bonus of $1,500,000, $1,500,000, and $650,000, respectively, of which they received $1,200,000, $1,200,000, and $650,000, respectively.

Formula Plan. In 2017, the Board adopted the Executive Performance Formula and Incentive Plan (Formula Plan), which provides an award pool, equal to not more than 10% of the Company’s EBITDA for the plan period, in which awards consisting of cash, shares, equity awards, or a combination thereof are awarded to designated key executives by the Compensation Committee.

Participants in the Formula Plan are awarded a percentage of the award pool at the beginning of the plan period, with no one participant being awarded more than 50% of the award pool for any given plan period. The Compensation Committee may, at its discretion, reduce, but not increase, the maximum award for any participant and the size of the award pool.

All shares used to pay equity awards are granted under, and made subject to the terms of, the SIP or any other Company equity compensation plan, as applicable. For purposes of determining the number of shares subject to such equity awards, the Compensation Committee will value awards in the form of restricted stock, restricted stock units or other full-value share awards at the fair market value of the shares underlying the grant on the date of the equity award and will value awards in the form of options and stock appreciation rights at their fair value on the date of the equity award, as expensed by the Company under applicable accounting rules for purposes of the Company’s financial statements.

Retirement Plan. Our compensation program includes a retirement plan designed to provide income following a named executive officer’s retirement. Our executive officers are eligible to participate in the 401(k) Plan. Contributions made to the 401(k) Plan are matched by the Company, typically in the form of our Class A Common Stock. The match is calculated as 100% on the first 3% of compensation contributed plus 50% up to the next 2% of compensation contributed, subject to Internal Revenue Service regulations. In addition, the Compensation Committee has the ability to make additional discretionary contributions to the 401(k) Plan for the benefit of all employees including executive officers. Calculations of targeted overall compensation for executive officers do not include the benefits expected to be received under the 401(k) Plan. Executive officers participate in the 401(k) Plan on the same terms as all other employees.

Deferred Compensation Plan. Effective January 1, 2014, we established a nonqualified executive benefit plan (the “Deferred Compensation Plan”) provided to a select group of highly compensated employees as determined by the Company. The plan is a voluntary program that allows participants to defer eligible compensation for a minimum of five years, up to normal retirement age, and make investment elections for the deferred compensation. Employees may defer up to 80% of their compensation and/or 100% of certain bonuses. Participants may receive an employer discretionary match on their deferral, or other discretionary employer contributions. Elective deferrals are 100% vested upon contribution. Any employer discretionary contributions vest in increments of 25% each year of service, and are fully vested after four years of service, with all prior service credited towards vesting, or upon disability, death, or attainment of age 65.

Perquisites and Other Benefits. Perquisites and other benefits represent a minimal amount of the executive officers’ compensation. The Compensation Committee annually reviews the perquisites that executive officers receive. The primary perquisites for executive officers are tickets to sporting events and certain business entertainment events and related expenses.

Executive officers are also eligible to participate in our other benefit plans on the same terms as all other employees. These other plans include medical, dental, and vision insurance, disability and life insurance, and the ESPP.

Employment Agreements. We do not have an employment agreement with David D. Smith or Jason R. Smith. Below is a description of the employment agreements we have entered into with our other named executive officers:

Christopher S. Ripley. In March 2014, we entered into an employment agreement with Christopher S. Ripley, which was amended and restated in August 2017 and again in August 2024. The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Ripley at any time, with or without cause. Mr. Ripley received a base salary for 2024 of $1,000,000. Under the agreement, Mr. Ripley is entitled to receive (i) an annual discretionary cash bonus of up to $1,500,000 and $1,000,000 for calendar years 2024 and 2025, respectively, (ii) quarterly performance bonuses of up to $250,000 per quarter for calendar years 2024 and 2025, subject to achievement of Adjusted EBITDA targets determined by the Board and an annual performance bonus of up to $500,000 for calendar years 2024 and 2025, subject to achievement of exceeds Adjusted EBITDA targets determined by the Board (collectively, the “EBITDA Performance Bonuses”) and (iii) an annual group performance bonus of up to $1,600,000 for calendar year 2025 (the “Group Performance Bonus”), subject to achievement of criteria determined by the Compensation Committee. Mr. Ripley is also eligible to receive certain long-term performance bonuses of $5,000,000 if the average of the closing sales prices of shares of Sinclair’s Class A Common Stock over a twenty-two (22) trading day period exceeds (i) $33 per share, (ii) $40 per share, and (iii) every $5 per share interval thereafter, in each case adjusted for certain events as described in the agreement, with the value of the adjustment reasonably determined by the Compensation Committee. Mr. Ripley also has the opportunity to participate in certain Sinclair investments. Any changes to Mr. Ripley’s base salary, cash bonus, or equity incentive opportunities for future calendar years shall be determined by the Compensation Committee. Mr. Ripley is also entitled to certain severance benefits, in addition to any earned but unpaid compensation and benefits as of the termination date: (i) in the case of his death or termination due to disability, prorated bonus amounts and a payout of unused vacation; and (ii) in the case of his termination without cause or his resignation for good reason, or a termination for any reason (other than for cause) either within 12 months prior to or 12 months following a change in control, (x) a lump-sum cash payment in an amount equal to $3,500,000, (y) any Group Performance Bonus and EBITDA Performance Bonuses (prorated for the year of termination) for which the criteria is met in the same year as the termination date and (z) a payout of unused vacation. In addition, the vesting of Mr. Ripley’s equity awards will accelerate on certain termination events to the extent set forth in the award agreements governing his equity awards. As a condition to receive these benefits, on a termination of Mr. Ripley’s employment without cause or for good reason or a termination of employment for any reason (other than for cause) in connection with a change in control, Mr. Ripley is required to comply with his restrictive covenants described below and execute and not revoke a release of claims in our favor. The agreement also contains non-competition, non-solicitation, and confidentiality restrictions on Mr. Ripley.

Lucy A. Rutishauser. In March 2001, we entered into an employment agreement with Lucy A. Rutishauser, which was amended and restated in August 2017. The agreement does not have any specified termination date and we have the right to terminate the employment of Ms. Rutishauser at any time, with or without cause. Ms. Rutishauser received a base salary for 2024 of $1,235,000. Effective August 2017, Ms. Rutishauser was entitled to a longevity bonus providing for a single lump sum cash payment of $2,500,000 due at the earlier of December 8, 2023 or upon a change-in-control or a termination of employment by the Company without cause or by Ms. Rutishauser with good reason. Ms. Rutishauser received the longevity bonus in 2023. Ms. Rutishauser is also entitled to certain severance payments equal to her current base salary through the end of the month in which termination occurs and one month of base salary for each full year of continuous employment upon termination in the event of death or disability, termination by the Company without cause, or upon her voluntary resignation. The agreement also contains non-competition and confidentiality restrictions on Ms. Rutishauser.

Robert D. Weisbord. In July 1997, we entered into an employment agreement with Robert D. Weisbord which was amended and restated in January 2020 and amended in June 2023. The agreement does not have any specified termination date and we have the right to terminate the employment of Mr. Weisbord at any time, with or without cause. Mr. Weisbord received a base salary for 2024 of $1,504,913. Under the agreement, Mr. Weisbord is eligible for a quarterly cash bonus totaling $1,504,913 for the calendar year ending December 31, 2024; an annual exceeds cash bonus of up to $400,000; stock settled stock appreciation rights valued at $500,000 for each calendar year ending December 31, 2022 (issued in 2023), December 31, 2023 (issued in 2024), and December 31, 2024 (issued in 2025), in each case vesting over two years; and restricted stock awards with a grant date value of $1,000,000 for each calendar year ending December 31, 2023 and December 31, 2024, in each case vesting over two years. Provided Mr. Weisbord has been continually employed in good standing by the Company from the date hereof to and including January 1, 2027, Mr. Weisbord is eligible to receive one-time special longevity bonuses in the amount of: (i) $3,000,000 (the “Guaranteed Longevity Bonus”) and (ii) $2,000,000 (the “Conditional Longevity Bonus” along with the Guaranteed Longevity Bonus, collectively, the “Longevity Bonus”) payable as one lump sum in the form of cash. The Conditional Longevity Bonus shall be conditioned on EBITDA, less net retransmission revenue, for Sinclair Television Group, Inc. (“STG”) for the calendar years ending December 31, 2025 and December 31, 2026 being greater than the EBITDA, less net retransmission revenue, for STG for the calendar years ending December 31, 2021 and December 31, 2022, as determined by the Company’s standard and consistent accounting practices. In the event that Mr. Weisbord’s employment is terminated pursuant to a change in control (as defined in Mr. Weisbord’s employment agreement), then the Company’s successor shall pay Mr. Weisbord the Longevity Bonus within 30 days after the termination date (as defined in Mr. Weisbord’s employment agreement) in the form of cash. Mr. Weisbord is entitled to a lump sum separation payment equal to one month’s base salary in effect at the time of termination for each full year of his continuous employment with the Company (“Separation Payment”) if his employment is terminated upon his death or disability, by the Company without cause, by Mr. Weisbord for good reason, or due to a change in control, provided that, if Mr. Weisbord’s employment is terminated by the Company without cause, by Mr. Weisbord for good reason, or due to a change in control, the Company’s payment of the Separation Payment will be conditioned upon Mr. Weisbord’s execution and delivery to the Company of a general release by Mr. Weisbord of all claims against the Company and its subsidiaries. The agreement also contains non-competition and confidentiality restrictions on Mr. Weisbord.

Clawback Policy. Our Incentive-Based Compensation Clawback Policy provides for the Company’s recoupment of certain incentive-based compensation paid erroneously to covered executives, including our named executive officers, in the event of an accounting restatement of the Company’s financial statements due to material noncompliance with financial reporting requirements.

Accounting and Tax Consideration. In designing our compensatory programs, we consider tax and accounting rules associated with various forms of compensation.

Section 162(m) of the Code generally places a limit of $1 million per year, subject to certain exceptions, on the amount of compensation paid to certain of our executive officers that the Company may deduct on its federal income tax return in any single taxable year. Executive officers subject to Section 162(m) of the Code (the “Covered Employees”) include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated executive officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following termination of their employment.

To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if the Compensation Committee determines that doing so is in the best interests of the Company.

Executive Compensation Actions After December 31, 2024. For 2025, compensation was set by the Compensation Committee as follows:

Name	Base Salary	% (Decrease) Increase in Base Salary	Maximum Annual Bonus Potential (a)
David D. Smith	$1,000,000	—%	$3,000,000	(b)
Christopher S. Ripley	1,000,000	—%	4,100,000	(b)
Lucy A. Rutishauser	1,235,000	—%	650,000	(c)
Robert D. Weisbord	1,000,000	(33.6)%	2,400,000	(d)
Jason R. Smith	850,000	—%	900,000	(e)

(a)Excludes bonuses that may be awarded at the discretion of the Compensation Committee, the amounts of which were not previously defined or agreed upon.
(b)Messrs. David Smith and Ripley’s Maximum Annual Bonus Potential consists of a quarterly and annual cash bonus dependent on the generation of certain quarterly Adjusted EBITDA targets and a Recapture Bonus, as defined above under Cash Bonus, both calculated in the same manner as 2024, as well as an annual discretionary bonus and an annual bonus granted under the AIP.
(c)Ms. Rutishauser’s Maximum Annual Bonus Potential consists of an annual discretionary bonus. The Company announced on March 24, 2025 that Ms. Rutishauser will retire after her successor is appointed and transitions into the role.
(d)Mr. Weisbord’s Maximum Annual Bonus Potential consists of a quarterly and annual cash bonus dependent on the generation of certain quarterly Adjusted EBITDA targets and a Recapture Bonus, as defined above under Cash Bonus, both calculated in the same manner as 2024, as well as an annual bonus granted under the AIP.
(e)Mr. Jason Smith’s Maximum Annual Bonus Potential consists of a quarterly cash bonus dependent on the generation of certain quarterly Adjusted EBITDA targets and a Recapture Bonus, as defined above under Cash Bonus, both calculated in the same manner as 2024, as well as an annual bonus granted under the AIP.

In March 2025, the Compensation Committee also granted restricted stock awards to named executive officers in accordance with the discussion under Long-Term Incentive Compensation above. Messrs. David Smith, Ripley, Weisbord, and Jason Smith and Ms. Rutishauser were granted restricted stock awards of 288,392, 465,671, 147,801, 159,607, and 144,196 shares, respectively.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in or incorporated by reference into the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement on Schedule 14A.

Compensation Committee

Benson E. Legg, Chairman
Howard E. Friedman
Daniel C. Keith

Summary Compensation Table

The following table sets forth certain information regarding compensation for services rendered in all capacities during the years ended December 31, 2024, 2023, and 2022 by the named executive officers.

Name and Principal Position	Year	Salary		Stock Awards (a)	Bonus (b)		Option Awards (c)	Non-equity Incentive Plan Compensation (d)	Change in Value of Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
David D. Smith,	2024	$1,072,499	(h)	$1,647,444	$1,200,000		$2,605,902	$1,018,750	$—	$13,800	$7,558,395
Executive Chairman	2023	1,314,164		2,054,924	—		1,837,125	1,971,246	—	13,297	7,190,756
	2022	1,379,700		3,026,427	—		3,144,041	2,069,550	—	12,297	9,632,015
Christopher S. Ripley,	2024	1,072,499	(h)	1,882,795	1,200,000		5,337,066	1,018,750	22,483	13,800	10,547,393
President and	2023	1,314,164		2,054,924	—		1,837,125	1,971,246	20,564	13,297	7,211,320
Chief Executive Officer	2022	1,379,700		3,026,427	—		3,144,041	2,069,550	5,691	12,297	9,637,706
Lucy A. Rutishauser,	2024	1,250,000	(h)	470,702	650,000		1,736,538	—	111,273	13,800	4,232,313
Executive Vice President /	2023	1,300,000		623,132	2,500,000	(j)	918,423	400,000	156,275	47,382	5,945,212
Chief Financial Officer (g)	2022	1,250,000		1,008,818	—		943,214	400,000	—	47,382	3,649,414
Robert D. Weisbord	2024	1,504,913		941,391	—		598,480	1,519,913	307,730	21,800	4,894,227
Chief Operating Officer and	2023	1,433,250		958,666	—		417,465	1,833,250	335,843	78,416	5,056,890
President / Local Media	2022	1,369,323	(i)	1,008,883	—		—	1,775,000	—	68,889	4,222,095
Jason R. Smith	2024	850,000		470,702	—		1,991,442	400,000	7,861	13,800	3,733,805
Executive Vice Chairman

(a)Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards granted in 2024, 2023, and 2022. For further information regarding assumptions made in the valuation of stock awards, see Note 3. Stock-Based Compensation Plans to our consolidated financial statements and related footnotes in our 2024 Annual Report on Form 10-K, as well as the Grants of Plan-Based Awards table below. Dividends are paid on all stock awarded after the issuance of such award at the same rate and time as paid to other stockholders as declared by the Board from time to time.
(b)Represents discretionary bonuses earned and approved by the Compensation Committee.
(c)Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of SARs granted in 2024, 2023, and 2022. For further information regarding assumptions made in the valuation of stock awards, see Note 3. Stock-Based Compensation Plans to our consolidated financial statements and related footnotes in our 2024 Annual Report on Form 10-K, as well as the Grants of Plan-Based Awards table below.
(d)Messrs. David Smith, Ripley, Weisbord, and Jason Smith’s cash bonuses are dependent on their performance pursuant to the cash bonus calculation as well as market evaluations. See Compensation Discussion and Analysis above for further information.
(e)Represents all earnings (not only above-market earnings) related to the employee’s participation in the Deferred Compensation Plan. Losses related to the employee’s participation in the Deferred Compensation Plan are excluded from the table above. For further detail on the plan, see the Nonqualified Deferred Compensation table below and Compensation Discussion and Analysis, Deferred Compensation Plan, above.

(f)All Other Compensation consists of Company contributions to both the Deferred Compensation Plan and the 401(k) Plan, see Compensation Discussion and Analysis, Retirement Plan and Deferred Compensation Plan, above for more information, and also includes perquisites paid by the Company.

All Other Compensation for the year ended December 31, 2024 is as follows:

Name	Company Contributions to the 401(k) Plan	Company Contributions to the Deferred Compensation Plan	Perquisites and Other Personal Benefits	Total
Mr. David Smith	$13,800	$—	$—	$13,800
Mr. Ripley	13,800	—	—	13,800
Ms. Rutishauser	13,800	—	—	13,800
Mr. Weisbord	13,800	8,000	—	21,800
Mr. Jason Smith	13,800	—	—	13,800

(g)The Company announced on March 24, 2025 that Ms. Rutishauser will retire after her successor is appointed and transitions into the role.
(h)Messrs. David Smith and Ripley’s base salary was $1,314,164 from January 2024 through March 2024 and $1,000,000 from April 2024 through December 2024. Ms. Rutishauser’s base salary was $1,300,000 from January 2024 through March 2024 and $1,235,000 from April 2024 through December 2024.
(i)Mr. Weisbord’s base salary was $1,339,000 from January 2022 through February 2022 and $1,375,000 from March 2022 through December 2022.
(j)Represents payment of the longevity bonus due in accordance with Ms. Rutishauser’s employment agreement. See Compensation Discussion and Analysis, Employment Agreements, above for more information.

Grants of Plan-Based Awards for 2024

The following table sets forth certain information about grants of plan-based awards to the named executive officers during the year ended December 31, 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Option Awards: Number of Securities Underlying Options	All Other Stock Awards: Number of Shares of Stock	Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards (b)
Name	Grant Date	Threshold	Target	Maximum
David D. Smith	3/8/2024	$250,000	$1,000,000	$1,500,000	654,275	—	$13.31	(d)	$2,605,902
	3/8/2024	—	—	—	—	131,480			1,647,444	(c)
Christopher S. Ripley	3/8/2024	250,000	1,000,000	1,500,000	1,340,000	—	13.31	(d)	5,337,066
	3/8/2024	—	—	—	—	150,263			1,882,795	(c)
Lucy A. Rutishauser	3/8/2024	—	—	—	436,000	—	13.31	(d)	1,736,538
	3/8/2024	—	—	—	—	37,566	—		470,702	(c)
Robert D. Weisbord	3/8/2024	376,228	1,504,913	1,904,913	150,263	—	13.31	(d)	598,480
	3/8/2024	—	—	—	—	75,131			941,391	(c)
Jason R. Smith	3/8/2024	100,000	400,000	400,000	500,000	—	13.31	(d)	1,991,442
	3/8/2024	—	—	—	—	37,566	—		470,702	(c)

(a)For Messrs. David Smith, Ripley, Weisbord, and Jason Smith, threshold reflects the minimum payment they are eligible to receive if the quarterly actual Adjusted EBITDA exceeds the targeted Adjusted EBITDA. The quarterly bonus is earned pro rata from zero starting at 92% to 100% of quarterly targeted Adjusted EBITDA. Target reflects the amount that Messrs. David Smith, Ripley, Weisbord, and Jason Smith are eligible to receive if the annual actual Adjusted EBITDA exceeds the targeted Adjusted EBITDA, even if, on a quarterly basis, the quarterly Adjusted EBITDA was not met. For Messrs. David Smith, Ripley, and Weisbord, maximum reflects the target plus Messrs. David Smith, Ripley, and Weisbord’s annual bonus component earned pro rata from zero starting at 100% to 108% of annual targeted Adjusted EBITDA. For Mr. Jason Smith, maximum reflects the target. For further information regarding Messrs. David Smith, Ripley, Weisbord, and Jason Smith’s and Ms. Rutishauser’s cash bonuses, see Compensation Discussion and Analysis, Primary Elements of Compensation – Cash Bonus, above. During 2024, no other named executive officers were eligible to receive non-equity incentive plan awards. For information related to actual non-equity incentive plan awards see Summary Compensation Table above.
(b)This column shows the full grant date fair value of restricted stock awards and SARs. The grant date fair values of the restricted stock and SAR awards were computed in accordance with FASB ASC Topic 718 and do not include estimates for forfeitures. There can be no assurance that the FASB ASC Topic 718 amounts shown in this table will ever be realized by the named executive officer. Dividends are paid on all stock awarded after the issuance of such award at the same rate and time as paid to other stockholders as declared by the Board from time to time. For further information regarding restricted stock and SAR awards, see Compensation Discussion and Analysis, Primary Elements of Compensation – Long-Term Incentive Compensation, above.
(c)Our Class A Common Stock’s closing price per share on March 8, 2024 was $12.53. Restrictions on restricted stock awards granted in 2024 lapse over two years at 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date and vesting is not dependent on future performance levels; rather it is dependent solely on future service with the Company.
(d)Our Class A Common Stock’s closing price per share on March 7, 2024, the day prior to grant, was $13.31. The SAR awards granted to Messrs. David Smith and Ripley vested immediately and the SAR awards granted to Ms. Rutishauser and Messrs. Weisbord and Jason Smith vested 50% on March 8, 2025 and the remaining 50% will vest on March 8, 2026.

Outstanding Equity Awards at Fiscal Year End for 2024

The following table sets forth certain information about all equity compensation awards held by the named executive officers as of December 31, 2024.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (a)		Market Value of Shares or Units of Stock that have not Vested (b)
David D. Smith	654,275	(c)	—		$13.31	03/08/2034	—		$—
	413,337	(c)	—		15.97	03/02/2033	—		—
	330,396	(c)	—		27.48	01/31/2032	—		—
Christopher S. Ripley	1,340,000	(c)	—		13.31	03/08/2034	217,374	(d)	3,508,416
	413,337	(c)	—		15.97	03/02/2033	—		—
	330,396	(c)	—		27.48	01/31/2032	—		—
	548,446	(c)	—		33.05	02/19/2031	—		—
	638,298	(c)	—		28.20	02/24/2030	—		—
	250,000	(c)	—		32.81	02/26/2029	—		—
	225,000	(c)	—		33.80	02/28/2028	—		—
	125,000	(c)	—		33.85	12/31/2026	—		—
	125,000	(c)	—		32.54	12/31/2025	—		—
Lucy A. Rutishauser	—		436,000	(e)	13.31	03/08/2034	—		—
	103,318		103,319	(f)	15.97	03/02/2033	—		—
	99,119		—		27.48	01/31/2032	—		—
	82,267		—		33.05	02/19/2031	—		—
	95,745		—		28.20	02/24/2030	—		—
Robert D. Weisbord	—		150,263	(g)	13.31	03/08/2034	—		—
	46,963		46,963	(h)	15.97	03/02/2033	—		—
	150,000		—		33.75	01/16/2030	—		—
Jason R. Smith	—		500,000	(i)	13.31	03/08/2024	37,566	(j)	606,315
(a)For the purposes of this disclosure, any restricted stock that is held by any named executive officer meeting the eligibility criteria for retirement, defined as after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, are considered to be vested and are excluded from the above table.
(b)Based on the closing market price of $16.14 per share on December 31, 2024.
(c)SARs and options are fully vested on the grant date.
(d)142,242 shares vested in March 2025 and 75,132 shares will vest in March 2026.
(e)218,000 SARs vested in March 2025 and 218,000 SARs will vest in March 2026.
(f)103,319 SARs vested in March 2025.
(g)75,131 SARs vested in March 2025 and 75,132 SARs will vest in March 2026.
(h)46,963 SARs vested in March 2025.
(i)250,000 SARs vested in March 2025 and 250,000 SARs will vest in March 2026.
(j)18,783 shares vested in March 2025 and 18,783 shares will vest in March 2026.

Option Exercises and Stock Vested

The following table sets forth information regarding the exercise of options, SARs, and vesting of shares of restricted stock held by the named executive officers during the year ended December 31, 2024.

	Option/SARs Awards		Stock Awards
Name	Number of Securities Underlying Options/SARs Exercised	Value Realized on Exercise (a)	Number of Shares Acquired on Vesting (b)	Value Realized on Vesting (c)
David D. Smith	—	$—	131,480	$1,703,981
Christopher S. Ripley	—	—	67,110	949,942
Lucy A. Rutishauser	—	—	37,566	486,855
Robert D. Weisbord	—	—	75,131	973,698
Jason R. Smith	—	—	—	—

(a)The value realized on exercise is calculated by multiplying the number of shares exercised by the appreciation per share, or the closing market price of our Class A Common Stock on the exercise date less the option or SARs exercise price.
(b)The number of shares acquired on vesting also includes shares granted to those named executive officers meeting the eligibility criteria for retirement, defined as after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, but are otherwise still subject to transfer restrictions.
(c)Represents the total value realized upon the vesting of restricted shares using the average of the high and low prices of our Class A Common Stock on the vesting dates.

Nonqualified Deferred Compensation

The following table sets forth certain information about nonqualified deferred compensation of the named executive officers during the year ended, and as of, December 31, 2024.

Name	Executive Contributions in Last Fiscal Year (a)	Registrant Contributions in Last Fiscal Year (b)	Aggregate Earnings in Last Fiscal Year (c)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End
David D. Smith	$—	$—	$—	$—	$—
Christopher S. Ripley	—	—	22,483	—	472,169
Lucy A. Rutishauser	—	—	111,273	—	1,413,836
Robert D. Weisbord	60,000	8,000	307,730	—	3,038,725
Jason R. Smith	—	—	7,861	—	76,120

(a)Represents deferrals made by the participant during 2024.
(b)Represents contributions made by the Company to the participant’s account pursuant to the Deferred Compensation Plan. Amount is also disclosed within footnote (f) of the Summary Compensation Table above.
(c)Represents all earnings and losses related to the participant’s participation in the Deferred Compensation Plan. Losses are excluded from the change in value of nonqualified deferred compensation earnings column in the Summary Compensation Table above.

See Compensation Discussion and Analysis, Deferred Compensation Plan, above for further description of the plan.

Potential Post-Employment Payments and Benefits

The following table sets forth the potential payments if termination of employment or a change in control for each named executive officer had occurred on December 31, 2024. In addition, the named executive officers may be eligible for payment of their accounts under the Deferred Compensation Plan in the event of a change in control.

Benefits and Payments upon Termination	Termination without cause or by employee for good reason		Termination with cause	Termination by employee without good reason	Change in Control		Death or Disability	Retirement
David D. Smith
Stock Appreciation Rights	$—		$—	$—	$1,921,866	(a)	$—	$—
Restricted Stock (b)	—		—	—	—		—	—
Total	$—		$—	$—	$1,921,866		$—	$—

Christopher S. Ripley
Severance Payment (c)	$3,500,000		$—	$—	$3,500,000		$—	$—
Stock Appreciation Rights	—		—	—	3,862,467	(a)	—	—
Restricted Stock (d)	3,508,416		—	—	3,508,416		3,508,416	—
Total	$7,008,416		$—	$—	$10,870,883		$3,508,416	$—

Lucy A. Rutishauser
Severance Payment (c)	$2,675,833		$—	$2,675,833	$2,675,833		$2,675,833	$—
Stock Appreciation Rights	1,251,444	(e)	—	—	1,269,008	(a)	—	1,251,444	(e)
Restricted Stock (b)	—		—	—	—		—	—
Total	$3,927,277		$—	$2,675,833	$3,944,841		$2,675,833	$1,251,444

Robert D. Weisbord
Severance Payment (c)	$3,386,054		$—	$—	$8,386,054		$3,386,054	$—
Stock Appreciation Rights	433,228	(e)	—	—	441,212	(a)	—	433,228	(e)
Restricted Stock (b)	—		—	—	—		—	—
Total	$3,819,282		$—	$—	$8,827,266		$3,386,054	$433,228

Jason R. Smith
Stock Appreciation Rights	$1,415,000	(e)	$—	$—	$1,415,000	(a)	$—	$—
Restricted Stock (d)	606,315		—	—	606,315		606,315	—
Total	$2,021,315		$—	$—	$2,021,315		$606,315	$—

(a)Upon a change in control (for awards granted under the SIP) or a dissolution or merger (for awards granted under the Predecessor LTIP), all unvested SARs shall vest and, under the Predecessor LTIP, the named executive officer has the right to exercise the unexercised portion of his or her SARs immediately prior to such event, as defined in the stock appreciation rights agreement. Amounts shown reflect the in-the-money values, if any, of the unexercised SARs based on the difference between the exercise price and the closing market price of $16.14 per share of Class A Common Stock on December 31, 2024.
(b)Restricted stock immediately vest and transfer restrictions will lapse upon termination in the event of death or disability, termination by the Company without cause, termination by the named executive officer for good reason, a change in control, or retirement either after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as defined in the restricted stock award agreement. The value of restricted stock is not reflected for named executive officers that have already met the eligibility criteria for retirement, defined as after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as the value is already reflected as earned compensation in other tables reflected in this Proxy.
(c)Represents the severance payment due based on the terms of their employment agreements. See Compensation Discussion and Analysis, Employment Agreements, above for more information.

(d)Based on the closing market price of our Class A Common Stock of $16.14 per share on December 31, 2024. Restricted stock immediately vest upon termination in the event of death or disability, termination by the Company without cause, termination by the named executive officer for good reason, a change in control, or retirement either after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as defined in the restricted stock award agreement.
(e)Unvested SARs immediately vest upon termination by the Company without cause, termination by the executive officer for good reason, or retirement either after age 65 or after age 55, if at such time the named executive officer has had at least ten years of service with the Company, as defined in the stock appreciation rights agreement. Amounts shown reflect the in-the-money values, if any, of the SARs that would vest based on the difference between the exercise price and the closing market price of $16.14 per share of Class A Common Stock on December 31, 2024.

Equity Compensation Plan Information

The equity compensation plan information as of December 31, 2024 was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights) (c)
Equity compensation plans approved by security holders	901,172	$20.73	9,438,254
Equity compensation plans not approved by security holders	—	—	—
Total	901,172	$20.73	9,438,254

(a)Includes 250,000 shares related to stock options outstanding. 651,172 shares would have been issued if 8,369,840 SARs, with exercise prices ranging from $13.31 to $33.80 per share, were exercised on December 31, 2024. The number of shares issued is determined by dividing the amount from the difference between the aggregate market value of the shares underlying the SARs and the aggregate exercise price of the SARs by the market share price on the date of exercise.
(b)The weighted average exercise price is based on 250,000 outstanding stock options with exercise prices ranging from $32.54 to $33.85 per share and 8,369,840 outstanding SARs with exercise prices ranging from $13.31 to $33.80 per share.
(c)This amount reflects the total shares available for future issuance under the SIP and the ESPP.

CEO Pay Ratio For 2024

Item 402(u) of Regulation S-K requires us to disclose the ratio of the annual total compensation of our CEO, Christopher S. Ripley, to the median of the annual total compensation of all other employees.

The annual total compensation of our CEO, as disclosed in the Summary Compensation Table above, was $10,547,393 for the year ended December 31, 2024. The annual total compensation of our median employee was $58,903 for the year ended December 31, 2024. Annual total compensation, for both our CEO and median employee, was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.

Based on the foregoing, our estimate of the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all other employees was 179:1 for the year ended December 31, 2024.

We believe that there have been no changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure and so we have used the same median employee as determined in 2022 in calculating our 2024 ratio. We identified our median employee by gathering the 2022 gross pay, including salary and bonus, for all employees, excluding our CEO, employed by the Company on December 31, 2022. We included all full-time, part-time, and seasonal employees. We made pro rata adjustments for full-time employees which were hired during the year. We believe gross pay is a reasonable, consistently applied compensation measure by which to determine our median employee.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PAY VERSUS PERFORMANCE

The following table sets forth additional compensation information for our principal executive officer (“PEO”) and non-PEO named executive officers, including the compensation actually paid (“CAP”) to our PEO and Average CAP to our non-PEO named executive officers, as determined in accordance with SEC rules; total shareholder return (“TSR”); net income (loss); and Adjusted EBITDA for the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

Year	Summary Compensation Table Total for PEO (a)	Compensation Actually Paid to PEO (a) (b)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (a)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (a) (b)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in millions)	Adjusted EBITDA ($ in millions) (d)
					TSR (c)	Peer Group TSR (c)
2024	$10,547,393	$11,310,973	$5,104,685	$5,475,219	$62.00	$106.24	$319	$876
2023	7,211,320	7,620,879	5,109,585	5,133,788	46.69	119.01	(279)	557	(e)
2022	9,637,706	7,306,572	4,933,712	4,561,798	51.76	65.05	2,701	956	(e)
2021	15,532,018	13,927,758	6,079,129	5,903,460	84.43	93.35	(326)	793	(e)
2020	12,769,638	12,891,208	5,455,659	5,557,778	99.09	92.94	(2,429)	2,165	(e)
(a)Mr. Ripley was the PEO for all of the years ended December 31, 2024, 2023, 2022, 2021, and 2020. Non-PEO named executive officers for the year ended December 31, 2024 were David Smith, Lucy Rutishauser, Robert Weisbord, and Jason Smith; for the years ended December 31, 2023, 2022, and 2021 were David Smith, Lucy Rutishauser, Robert Weisbord, and David Gibber; and for the year ended December 31, 2020 were David Smith, Lucy Rutishauser, Barry Faber, Jeffrey Krolik, and Robert Weisbord.
(b)The following table sets forth the amounts that are deducted from, and added to, the Summary Compensation Table total compensation to calculate the CAP, as determined in accordance with SEC rules, to the PEO and average CAP, as determined in accordance with SEC rules, to the Non-PEO named executive officers for the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

	2024	2023	2022	2021	2020
PEO:
Summary Compensation Table total	$10,547,393	$7,211,320	$9,637,706	$15,532,018	$12,769,638
Stock and SAR awards: (1)
Less: Stock and SAR awards (as reported on the Summary Compensation Table)	(7,219,861)	(3,892,049)	(6,170,468)	(12,171,487)	(10,362,761)
Plus:
The fair value at the end of the year for all awards granted during the year that were outstanding and unvested at the end of the year	2,425,245	1,811,984	1,687,222	4,831,800	6,776,597
The change in the fair value at the end of the year compared to the prior year for all awards granted in a prior year that were outstanding and unvested at the end of the year	177,173	—	(1,015,543)	(576,596)	(55,875)
The change in the fair value at the vesting date compared to the prior year for all awards granted in a prior year that vested in the current year	43,957	652,499	23,614	182,572	(599,151)
The fair value at the vesting date of all awards granted during the year that vested during the year	5,337,066	1,837,125	3,144,041	6,129,451	4,362,760
Compensation actually paid	$11,310,973	$7,620,879	$7,306,572	$13,927,758	$12,891,208

Average for non-PEO named executive officers:
Summary Compensation Table total	$5,104,685	$5,109,585	$4,933,712	$6,079,129	$5,455,659
Stock and SAR awards: (1)
Less: Stock and SAR awards (as reported on the Summary Compensation Table)	(2,615,651)	(1,917,747)	(2,527,341)	(3,875,088)	(2,343,740)
Plus:
The fair value at the end of the year for all awards granted during the year that were outstanding and unvested at the end of the year	1,499,877	497,685	255,233	365,199	622,438
The change in the fair value at the end of the year compared to the prior year for all awards granted in a prior year that were outstanding and unvested at the end of the year	32,610	—	(140,778)	(105,714)	—
The change in the fair value at the vesting date compared to the prior year for all awards granted in a prior year that vested in the current year	11,089	65,708	12,507	29,088	—
The fair value at the vesting date of all awards granted during the year that vested during the year	1,442,609	1,378,557	2,028,465	3,410,846	1,823,421
Compensation actually paid	$5,475,219	$5,133,788	$4,561,798	$5,903,460	$5,557,778

(1) Includes restricted stock awards and SARs. SARs are valued using the Black-Scholes pricing model as of the date of grant. Adjustments have been made to the assumptions used on the date of grant, including expected years to exercise, expected volatility, annual dividend yield, and risk-free interest rate, to value the SARs on each of the measurement dates.
(c)TSR assumes that an investment of $100 was made in our Class A Common Stock and in each peer group company on December 31, 2021 and that all dividends were reinvested and is measured by dividing total dividends (assuming dividend reinvestment) plus share price change between the beginning and end of the measurement period by the share price at the beginning of the measurement period. The Peer Group is defined as the peer group as set by the Compensation Committee. For a list of companies included in the 2024 and 2023 Peer Group, see Compensation Discussion and Analysis, Compensation Process, above (the “2024 Peer Group”), and for a list of companies included in the 2022, 2021, and 2020 Peer Group (the “Former Peer Group”), see Compensation Discussion and Analysis, Compensation Process, in the Company’s 2022 proxy statement on Schedule 14A filed with the SEC on April 5, 2023.
(d)Adjusted EBITDA is a non-GAAP measure that management and the Board use to evaluate the Company’s operating performance and for certain executive compensation purposes. Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.
(e)Adjusted EBITDA for the years ended December 31, 2023, 2022, 2021, and 2020 has been reclassified to conform with a definitional change due to a routine SEC comment process.

Relationship between executive compensation and financial performance. The following charts reflect the relationship between the CAP to our PEO and average CAP to our non-PEO named executive officers to our TSR (as well as a comparison of our TSR to our Peer Group TSR), our net income (loss), and our Adjusted EBITDA for each of the years ended December 31, 2024, 2023, 2022, 2021, and 2020:

Performance Measures. As discussed in Compensation Discussion and Analysis above, the primary objectives of our compensation program are to attract and retain the best available people while efficiently utilizing available resources, to enhance the executive officers’ overall performance, to align the long-term interests of our executive officers with those of our stockholders, to improve our overall business performance, and to reward individual performance. This is accomplished through a combination of base salary, long-term incentive compensation, and cash bonus designed to be competitive with comparable employers in the broadcast and media industry. The Compensation Committee considers both the Company’s overall performance and the individual’s performance when setting compensation levels. However, there are no set guidelines or policies outlining the weight of each, as the Compensation Committee assesses each factor at its discretion. For the year ended December 31, 2024, Adjusted EBITDA was the most important financial performance measure used to link executive compensation actually paid to company performance, and no other performance measures were used.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires our officers (as defined in the SEC regulations), directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the past fiscal year our officers, directors, and greater than ten percent beneficial owners complied with all applicable filing requirements, with the below exceptions. Jeffrey E. Lewis did not timely file a Form 4 reporting the receipt of Class A Common Stock issued as restricted stock and the withholding of Class A Common Stock to satisfy his tax liability which was originally due March 12, 2024 and was filed with the SEC on March 19, 2024. Laurie R. Beyer, Benjamin S. Carson, Sr., Howard E. Friedman, Daniel C. Keith, Benson E. Legg, and Robert E. Smith did not timely file Form 4s reporting the acquisition of Class A Common Stock which were originally due June 13, 2024 and were filed with the SEC on July 9, 2024.

RELATED PERSON TRANSACTIONS

Our related person transaction policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which the Company was or is to be a participant, wherein the amount involved exceeds or has the potential to exceed $120,000 and a related person had or will have a direct or indirect material interest. The Board has determined that certain transactions falling within the characteristics above do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not deemed to be related person transactions.

Prior to entering into a related party transaction, the director or executive officer who is a related person or has an immediate family member who is a related person must provide notice to the Chief Compliance Officer and general counsel of the facts and circumstances of the proposed related person transaction, including the related person’s relationship to the Company and the person’s interest in the transaction; the material terms of the proposed transaction, including the aggregate value or, in the case of indebtedness, the aggregate principal and interest rate; the benefits to the Company of the proposed transaction; if applicable, the availability of other sources of comparable products or services; and an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party. The Chief Compliance Officer, upon consultation with general counsel, will determine whether the proposed transaction is a related person transaction for purposes of our related person transaction policy and may meet with the relevant business unit or function leader to confirm and supplement the information in the notice. Any proposed transaction determined to be a related person transaction will be submitted to the Audit Committee of the Board, with copies to the Chief Financial Officer and Chief Accounting Officer, for consideration.

The Audit Committee will consider all the relevant facts and circumstances, including the benefits to the Company, the potential effect on a director’s independence of entering into the transaction, the availability of other sources for the products or services, the terms of the transaction, and the terms available to unrelated third parties generally and may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company and has terms that are no less favorable to the Company than those available with an unrelated third-party. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

Prior to the adoption of our related person transaction policy, consistent with the Nasdaq listing requirements and the Audit Committee charter, the Audit Committee reviewed or approved all related person transactions requiring disclosure under SEC regulations to the extent such transactions were entered into or amended since February 2004. Certain transactions mentioned in the reference below were not approved pursuant to the current related person transaction policy because they were entered into before the policy’s existence.

Dr. Frederick G. Smith is the brother of David D. Smith, J. Duncan Smith, and Robert E. Smith. Dr. Frederick G. Smith received total compensation of $1 million, consisting of salary and bonus, for the year ended December 31, 2024. J. Duncan Smith is the brother of David D. Smith, Dr. Frederick G. Smith, and Robert E. Smith. J. Duncan Smith received total compensation of $1 million, consisting of salary and bonus, for the year ended December 31, 2024. As executive officers of the Company, the compensation of Dr. Frederick G. Smith and Mr. J. Duncan Smith is approved by the Compensation Committee.

Ethan White, an employee of the Company, is the son-in-law of J. Duncan Smith. Ethan White received total compensation of $0.2 million, consisting of salary and bonus, and was granted 1,503 shares of restricted stock, vesting over two years, for the year ended December 31, 2024. Amberly Thompson, an employee of the Company, is the daughter of Donald H. Thompson. Amberly Thompson received total compensation of $0.2 million, consisting of salary and bonus, for the year ended December 31, 2024. Mr. White and Ms. Thompson’s total compensation is consistent with other Company employees in similar positions. Compensation for the year ended December 31, 2024 for Jason Smith, the son of Dr. Frederick G. Smith, is described in Compensation Discussion and Analysis above.

For further information regarding related person transactions, including a description of all related party transactions that took place during our last fiscal year, see Note 15. Related Person Transactions to our consolidated financial statements in our 2024 Annual Report on Form 10-K.

Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees (including our chief executive officer, chief financial officer, chief accounting officer, corporate controller, and any person performing similar functions). We have made the Code of Business Conduct and Ethics available on our website at www.sbgi.net. We will disclose promptly any waiver from or amendment to the Code of Business Conduct and Ethics for our executive officers or directors as required by law, SEC regulations or Nasdaq listing requirements, by posting such disclosure on our website.

Anti-Hedging Policy. As part of our insider trading policy, all directors, including non-employee directors; executives, including our named executive officers; officers; and certain corporate personnel are permitted to make margin loans using Company securities in support therefore and to pledge Company securities in support of loans on which they are obligated, but are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset any decrease in the market value of the Company securities that are directly or indirectly held by such person.

Insider Trading Policy. We have adopted a Policy Memorandum Concerning Securities Trading that governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the Nasdaq Stock Market LLC listing standards. A copy of the Company’s Policy Memorandum Concerning Securities Trading was filed as Exhibit 19 to our 2024 Annual Report on Form 10-K.

AUDIT COMMITTEE, AUDIT FEES, AND AUDITOR INDEPENDENCE

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company incorporated it by specific reference.

The Audit Committee has received from Sinclair’s independent registered public accounting firm, PwC, written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), regarding PwC’s independence, including communications between PwC and us regarding PwC’s independence, and has discussed with PwC its independence. The Audit Committee has discussed whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The Audit Committee concurs and has approved all non-audit services provided by PwC in 2024. The Audit Committee also has discussed with PwC the matters required to be discussed by the applicable standards of the PCAOB, including the selection of and changes in Sinclair’s significant accounting policies, the basis for management’s accounting estimates, PwC’s conclusions regarding the reasonableness of those estimates and the disclosures included in the financial statements.

The Audit Committee met with management and representatives of PwC in connection with PwC’s audit of Sinclair’s consolidated financial statements and related schedule for the year ended December 31, 2024 and reviewed and discussed such financial statements with management. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Sinclair’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of Sinclair’s internal control over financial reporting. Based on such review and discussion with management, and based on the Audit Committee’s reviews and discussions with PwC regarding its independence and the matters required to be discussed by the PCAOB and the SEC, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of Sinclair’s internal control over financial reporting be included in Sinclair’s Annual Report on Form 10-K and the Board has approved that recommendation.

The Audit Committee has reviewed and discussed the fees paid to PwC during the last year for audit and non-audit services, which are set forth in this proxy statement under “Disclosure of Fees Charged by Independent Registered Public Accounting Firm,” and has determined that the provision of the non-audit services is compatible with PwC’s independence.

Audit Committee

Laurie R. Beyer, Chairwoman
Benjamin S. Carson, Sr.
Daniel C. Keith

Disclosure of Fees Charged by Independent Registered Public Accounting Firm. The following summarizes the fees charged by PwC for certain services rendered to us during 2024 and 2023, respectively:

	Year ended December 31,
	2024	2023
Audit fees (a)	$3,094,600	$3,722,183
Audit-related fees (b)	375,000	124,000
Tax fees (c)	875,725	1,747,170
All other fees (d)	2,120	954
Total	$4,347,445	$5,594,307
(a)Fees paid for annual audits of our consolidated financial statements and effectiveness of internal control over financial reporting and reviews of interim consolidated financial statements.
(b)Fees paid for services related to debt restructuring, registration statements, and the annual audit of the financial statements of one of our subsidiaries.
(c)Tax fees incurred for tax planning, compliance, and due diligence services.
(d)Fees incurred related to permitted services not included in the category descriptions provided.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm. The Audit Committee maintains a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent registered public accounting firm (the independent auditors) in order to ensure that the provision of such services does not impair the auditor’s independence. Under this policy, which remains in effect, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter, along with a specified list of audit-related and tax services. If any service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee and the independent auditors may not begin work on any engagement without confirmation of the Audit Committee pre-approval from the Chief Accounting Officer or his or her delegate. In accordance with this policy, the Chairman of the Audit Committee has been authorized by the Committee to pre-approve any audit-related, tax, or other permissible non-audit service engagements of the independent auditors.

For the fiscal years ended December 31, 2024 and 2023, the Audit Committee pre-approved all services described above in the captions audit-related fees, tax fees, and all other fees. None were approved pursuant to the waiver of pre-approval provisions set forth in Regulation S-X of the Exchange Act. For the fiscal year ended December 31, 2024, less than 50% of the hours expended on PwC’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of PwC.

STOCKHOLDER PROPOSALS

Any stockholder proposal pursuant to Rule 14a-8 under the Exchange Act to be considered for inclusion in the Company’s proxy materials for the 2026 annual meeting of stockholders must be received by notice delivered to the Secretary of the Company at the Company’s office at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030, no later than December 26, 2025. However, if the 2026 annual meeting of stockholders is held (i) more than 30 days before or after the anniversary of the 2025 annual meeting of stockholders, then any stockholder proposal pursuant to Rule 14a-8 must be received within a reasonable time before the 2026 annual meeting of stockholders begins to enable the Company to print and mail its proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement and any stockholder proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

The Company’s bylaws include separate advance notice provisions applicable to stockholders desiring to bring proposals or nominations for directors before an annual stockholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company at the address set forth above regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Company’s bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2026 annual meeting of stockholders other than pursuant to 14a-8 must provide the information set forth in the Company’s bylaws to the Secretary of the Company at the address set forth above no earlier than 5:00 p.m. eastern time on November 26, 2025 and no later than 5:00 p.m. eastern time on December 26, 2025. However, if the 2026 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2025 annual meeting of stockholders, then the information must be received no earlier than the one hundred fiftieth (150th) day prior to the date of the 2026 annual meeting of stockholders and no later than 5:00 p.m. eastern time on the later of the one hundred twentieth (120th) day prior to the date of the 2026 annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.

In addition to satisfying the foregoing requirements under the Company's bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of nominees other than the Company’s nominees to the Board of Directors at the 2026 annual meeting of stockholders must satisfy the requirements of Rule 14a-19 under the Exchange Act, including by providing notice and the information required thereunder no later than April 6, 2026. However, if the 2026 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2025 annual meeting of stockholders, then such notice and the information required thereunder must be received by the later of 60 days prior to the date of the 2026 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.

If a stockholder fails to meet these deadlines, we may exclude the nominations or proposal from inclusion in the Company’s proxy materials or for consideration at the 2026 annual meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

J. Duncan Smith, Secretary

Baltimore, Maryland
April 25, 2025

APPENDIX A
SINCLAIR, INC.
ARTICLES OF AMENDMENT

Sinclair, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to, and does hereby, amend its articles of amendment and restatement of its charter (the “Articles”) as currently in effect as hereafter set forth.

SECOND: The Articles are hereby amended by deleting the definition of “Permitted Transferee” in Article Fifth, paragraph (b) and replacing it in its entirety with the following:

For the purpose of paragraph (b) above, a “Permitted Transferee” is defined as:

(i)(A) any Controlling Stockholder; (B) the estate of a Controlling Stockholder; (C) the spouse or former spouse of a Controlling Stockholder; (D) any lineal descendent of a Controlling Stockholder, any spouse of such lineal descendent, a Controlling Stockholder’s grandparent, parent, brother or sister or a Controlling Stockholder’s spouse’s brother or sister; (E) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any conservator or other legal representative of, one or more Permitted Transferees; or (F) any trust or savings or retirement account, including an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of one or more Permitted Transferees, including any trust in respect of which a Permitted Transferee has any general or special testamentary power of appointment or general or special non-testamentary power of appointment which is limited to any other Permitted Transferee;
(ii)the Corporation;
(iii)any employee benefit plan or trust thereunder sponsored by the Corporation or any of its subsidiaries;
(iv)any trust principally for the benefit of one or more of the individuals, persons, firms or entities (“Persons”) referred to in (i) through (iii) above;
(v)any corporation, partnership, or other entity if all of the beneficial ownership is held by one or more of the Persons referred to in (i) through (iv) above;
(vi)any voting trust for the benefit of one or more of the Persons referred to in (i) through (iv) above;
(vii)any broker or dealer in securities, clearing house, bank, trust company, savings and loan association or other financial institution which holds the Class B Common Stock for the benefit of a Controlling Stockholder or Permitted Transferee thereof; and
(viii)any United States Internal Revenue Code Section 501(c)(3) organization or Section 501(c)(4) organization on which one or more Permitted Transferees: (A) serves as a board member, trustee or member of any governing authority; (B) over which such Permitted Transferee(s) have contributed in any one of the immediately preceding five (5) fiscal years of such organization over fifty percent (50%) of such organization’s annual revenue, or (C) have the ability to either appoint the majority of the organization’s board or any governing authority or control the material decisions of such organization.

THIRD: The amendment to the Articles, as hereinabove set forth, has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation; and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

A-1

FIFTH: These Articles of Amendment shall become effective at 12:01 a.m. (Eastern Standard Time) on [__], 2025.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Executive Vice President and Chief Financial Officer on this [__] day of [__], 2025.

WITNESS/ATTEST:		SINCLAIR, INC.
By:		By:
Name:	Lucy A. Rutishauser	Name:	Christopher S. Ripley
Title:	Executive Vice President and Chief Financial Officer	Title:	President and Chief Executive Officer
A-2

SINCLAIR

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Sinclair, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 17, 2025

Thursday, June 5, 2025 10:00 AM, Local Time

10706 Beaver Dam Road Hunt Valley, Maryland 21030

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Local Time, June 5, 2025.

Internet:
www.proxypush.com/SBGI

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-569-0410

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby authorizes and directs Empower Retirement, as trustee (the "Trustee") of the Sinclair, Inc. 401(k) Profit Sharing Plan (the "Plan"), to vote as proxy for the undersigned as herein stated at said meeting and any adjournment thereof, all shares of capital stock of Sinclair, Inc. allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In its discretion, the Trustee is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Trustee cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

SINCLAIR

Sinclair, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of nine directors for a one-year term as set forth in the proxy statement				
		FOR	WITHHOLD		
	1.01 David D. Smith	☐	☐		FOR
	1.02 Frederick G. Smith	☐	☐		FOR
	1.03 J. Duncan Smith	☐	☐		FOR
	1.04 Robert E. Smith	☐	☐		FOR
	1.05 Laurie R. Beyer	☐	☐		FOR
	1.06 Benjamin S. Carson, Sr.	☐	☐		FOR
	1.07 Howard E. Friedman	☐	☐		FOR
	1.08 Daniel C. Keith	☐	☐		FOR
	1.09 Benson E. Legg	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR
3.	Approval, by non-binding advisory vote, on our executive compensation.	☐	☐	☐	FOR
4.	Approval of the amendment to the Company's Articles of Amendment and Restatement to the Articles of Incorporation.	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

SINCLAIR

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Sinclair, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 17, 2025

Thursday, June 5, 2025 10:00 AM, Local Time

10706 Beaver Dam Road Hunt Valley, Maryland 21030

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Local Time, June 5, 2025.

Internet:
www.proxypush.com/SBGI

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-569-0410

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David D. Smith and Frederick G. Smith (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sinclair, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved